As Filed with the Securities and Exchange Commission on February 12, 2020

Registration No. 333-

United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Desert Hawk Gold Corp.

(Exact name of Registrant as Specified in Its Charter)

Nevada	1040	82-0230997
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Desert Hawk Gold Corp.

1290 Holcomb Avenue

Reno, NV 89502

(775) 337-8057

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rick Havenstrite, CEO

Desert Hawk Gold Corp.

1290 Holcomb Avenue

Reno, NV 89502

(775) 337-8057

rickh@odcnv.com

(Name, address, including zip code, and telephone number including area code, of agents for service)

Copies to:

Ronald N. Vance, Esq.

Pearson Butler, PLLC

1802 W. South Jordan Parkway

Suite 200

South Jordan, UT 84095

(801) 988-5862

(801) 254-9427 (fax)

ron@pearsonbutler.com

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value	6,060,824	$0.40	$2,424,330	$314.68

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 12, 2020

PROSPECTUS

Desert Hawk Gold Corp.

6,060,824 Shares of Common Stock

This Prospectus relates to the offer and sale from time to time of up to 6,060,824 shares of common stock, par value $0.001 per share (the “Common Stock”), of Desert Hawk Gold Corp. (“we,” “our,” “Desert Hawk,” or the “Company”). We are registering the resale of the 6,060,824 shares of Common Stock (the “Shares’) for resale by Clifton Mining Company (5,810,824 shares), Keith Moeller (125,000 shares), and Scott Moeller (125,000 shares) (collectively, the “Selling Stockholders”). All net proceeds from a sale will go to the Selling Stockholders and not to us. All costs incurred in the registration of the Shares are being borne by the Company.

This is a public offering of our Common Stock, although there is currently no public market for our Common Stock. We intend to apply for the quotation of our Common Stock on an automated quotation system. There can be no assurance that any application for the quotation of our Common Stock on an automated quotation system will be approved. If any such application is not approved and our common stock ultimately is not quoted on an automated quotation system, we intend to engage a market maker to apply for quotation on the OTCQB Market operated by OTC Markets Group, Inc. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA); nor can there be any assurance that such an application for quotation will be approved.

Until such time that our common stock is listed for quotation on an automated quotation system or quoted on the OTCQB Market, the Shares offered by the Selling Stockholders will be sold at a fixed price of $0.40 per Share. As of and after such time (if ever) that our Common Stock is quoted on an automated quotation system or quoted on the OTCQB Market, the Shares offered under this Prospectus by the Selling Stockholders may be sold on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent or in privately negotiated transactions not involving a broker-dealer, and the prices at which the Selling Stockholders may sell the Shares may be determined by the prevailing market price of the Common Stock at the time of sale, may be different from such prevailing market price or may be determined through negotiated transactions with third parties.

Each Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The offering will terminate three years from the date that the registration statement relating to the Shares is declared effective, unless earlier fully sold or terminated. The Company intends to maintain the effectiveness of the registration statement of which this Prospectus is a part and to allow the Selling Stockholders to offer and sell the Shares for a period of up to two years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission (“SEC”).

INVESTING IN OUR STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____________, 2020

You should rely only on the information contained in this Prospectus, any prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. We and the Selling Stockholders are not offering to sell, or seeking offers to buy, shares of our Common Stock in jurisdictions where offers and sales are not permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of shares of our Common Stock.

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PROSPECTUS SUMMARY

The following summary highlights selected material information contained in this Prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Our Company

Corporate History

Desert Hawk Gold Corp. (the “Company”) was incorporated on November 5, 1957, in the State of Idaho as Lucky Joe Mining Company. In 2008 we changed our corporate domicile to the State of Nevada by merging with a wholly-owned subsidiary formed solely for this purpose. Our Nevada corporation was incorporated on July 17, 2008. We have no subsidiaries.

Business Overview

We are currently engaged in the extraction of gold and related precious metals from our Kiewit mining property located in the Gold Hill Mining District in Tooele County, Utah.

Additional Information

Our principal executive offices are located at 1290 Holcomb Ave, Reno, NV 89502, and our telephone number is (775) 337-8057. We do not have a company website.

The Offering

We are registering the resale of 6,060,824 shares of Common Stock by the Selling Stockholders named in this Prospectus, or their permitted transferees.

Common Stock offered by Selling Stockholders	Up to 6,060,824 shares (the “Shares”) of our common stock, par value $0.001 per share (the “Common Stock”) owned by the Selling Stockholders.

Common Stock outstanding before and after the offering	26,631,603 shares.

Offering price	$0.40 per share until our shares are quoted on OTCQB and thereafter at prevailing market prices or privately negotiated prices.

Term of the offering	The Selling Stockholders will determine when and how they will dispose of the Shares registered under this Prospectus for resale.

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders.

Risk factors	We are subject to general risks associated with mineral extraction operations. There is also no public market for our Common Stock and no assurance that any public trading market for our shares will develop in the future. See “Risk Factors” below.

RISK FACTORS

The following risks and uncertainties, together with the other information set forth in this Prospectus, should be carefully considered by those who invest in our securities. Any of the following risks could materially and adversely affect our business, financial condition or operating results and could decrease the value of our Common Stock.

Risks Relating to Our Business

We have obligations which are secured by all of our assets. If there is an occurrence of an uncured event of default, the funding party can foreclose on all of our assets, which would make any stock in the Company worthless.

We have entered into a Purchase Agreement with PDK Utah Holdings, LP, pursuant to which the obligation to deliver gold against cash advances was secured by all of our assets. We are required to commence delivery of gold in December 2020. In the event we are unable to make delivery of the gold when due, PDK may foreclose on all of our assets. In the event PDK forecloses on our assets, any stock in the Company would have no value. Our ability to make gold deliveries on these cash advances when due, will depend upon our ability to successfully develop our Kiewit mining project.

The value of our property is subject to volatility in the price of gold and any other deposits we may seek or locate.

Our profitability will be significantly affected by changes in the market price of gold and silver, and other minerals. These mineral prices fluctuate widely and are affected by numerous factors, all of which are beyond our control. For example, the price of gold can be influenced by the sale or purchase of gold by central banks and financial institutions; interest rates; currency exchange rates; speculation; inflation or deflation; fluctuation in the value of the United States dollar and other currencies; global and regional supply and demand, including investment, industrial and jewelry demand; and the political and economic conditions of major gold producing countries throughout the world, such as Russia and South Africa. The price of gold and other minerals has fluctuated widely in recent years, and a decline in the price of gold or other minerals could cause a significant decrease in the value of our property, limit our ability to raise money, and render continued exploration and development of our property impracticable. If that happens, then we could lose our rights to our property and be compelled to sell some or all of these rights. Additionally, the future development of our mining properties is heavily dependent upon the level of metals prices remaining sufficiently high to make the development of our property economically viable. An investor may lose its investment if the price of these minerals substantially decreases. The greater the decrease in the price of gold or other minerals, the more likely it is that an investor will lose money.

To continue our operations, we may need to obtain additional financing from PDK or outside sources.

Other than future advances by PDK, we have no firm commitments or agreements to provide additional funding to have sufficient capital to fund our operations as they are currently planned or to fund the acquisition and exploration of new properties. We also may be unable to secure additional financing on terms acceptable to us, or at all. Our inability to raise additional funds on a timely basis could prevent us from achieving our business objectives and could have a negative impact on our business, financial condition, results of operations and the value of our securities. If we raise additional funds by issuing additional equity or convertible debt securities, the ownership of existing stockholders may be diluted and the securities that we may issue in the future may have rights, preferences or privileges senior to those of the current holders of our common stock. Such securities may also be issued at a discount to the fair market value of our common stock, resulting in possible further dilution to the book value per share of common stock. If we raise additional funds by issuing debt, we could be subject to debt covenants that could place limitations on our operations and financial flexibility.

Our management may have conflicts of interest and only devote a portion of their business time to us which could materially and adversely affect us and our business.

Most of our management does not work for us exclusively and some serve on the boards of other companies, although we do not consider any of these other companies to be our direct competitors. Nevertheless, these other responsibilities may take away from time and focus of these parties on their responsibilities as management of our Company. It is possible that a conflict of interest may arise based on management’s other employment or board activities. Situations may arise where members of our management are presented with business opportunities which may be desirable not only for us, but also for the other companies with which they are affiliated.

We do not know if our properties contain any gold, silver, copper, tungsten, or other precious minerals that can be mined at a profit.

The properties on which we have the right to explore for and mine precious minerals are not known to have any proven or probable reserves. Whether a precious mineral deposit can be mined at a profit depends upon many factors. Some but not all of these factors include: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; operating costs and capital expenditures required to start mining a deposit; the availability and cost of financing; the price of the gold or other mineral which is highly volatile and cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land use, importing and exporting of minerals and environmental protection. We are also obligated to pay royalties and taxes on certain of our mining activities, which will make our ability to operate profitably more difficult.

We are a junior mining company with limited operating mining activities, and we may not be able to increase our mining activities in the future.

Our business is mining for gold, silver and other precious minerals. Mining operations in the United States are subject to many different federal, state and local laws and regulations, including stringent environmental, health and safety laws. In the event we increase operations on our mining properties, it is possible that we will be unable to comply with current or future laws and regulations, which can change at any time. It is possible that changes to these laws will be adverse to our mining operations. Moreover, compliance with such laws may cause substantial delays and require capital outlays in excess of those anticipated, adversely affecting any potential mining operations. Our future mining operations may also be subject to liability for pollution or other environmental damage. We are not currently insured against this risk because of high insurance costs.

We have a short operating history, have only lost money and may never achieve any meaningful revenue.

Our operating history consists of limited operations and continuation of preliminary exploration activities. Our expenses have consistently exceeded the revenue generated from our mining operations. Exploring for and mining precious minerals or resources is an inherently speculative activity. Our revenue could be adversely affected by many outside influences and we may never achieve revenue in amounts sufficient to provide for payment of our expenses.

Our property title may be challenged. We are not insured against any challenges, impairments or defects to our mineral claims or property title.

Our property is comprised of patented and unpatented lode claims created and maintained in accordance with the federal General Mining Law of 1872. Unpatented lode claims are unique U.S. property interests and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented lode claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations under the General Mining Law. Until the claims are surveyed, the precise location of the boundaries of the claims may be in doubt and our claims subject to challenge. If we discover mineralization that is close to the claims’ boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals. This uncertainty leaves us exposed to potential title suits. Defending any challenges to our property title will be costly and may divert funds that could otherwise be used for exploration activities and other purposes. In addition, unpatented lode claims are always subject to possible challenges by third parties or contests by the federal government, which, if successful, may prevent us from exploiting our discovery of commercially extractable gold. Challenges to our title may increase our costs of operation or limit our ability to explore on certain portions of our property. We are not insured against challenges, impairments or defects to our property title, nor do we intend to carry title insurance in the future.

We may not be able to maintain the infrastructure necessary to conduct mining activities.

Our mining activities depend upon adequate infrastructure. Reliable roads, bridges, power sources and water supply are important factors which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect our mining activities and financial condition.

Our mining activities may be adversely affected by the local climate.

The local climate sometimes affects our mining activities on our properties. Earthquakes, heavy rains, snowstorms, and floods could result in serious damage to or the destruction of facilities, equipment or means of access to our property, or could occasionally prevent us temporarily from conducting mining activities on our property. Because of their rural location and the lack of developed infrastructure in the area, our mineral properties in Utah are occasionally impassible during the winter season. During this time, it may be difficult for us to access our property, maintain production rates, make repairs, or otherwise conduct mining activities on them.

Risks Relating to the Mining Industry

Mining for precious metals is an inherently speculative business. The properties on which we have the right to mine for precious minerals are not known to have any proven or probable reserves. If we are unable to extract gold, silver, or any other resources which can be mined at a profit, our business could fail.

Natural resource mining, and precious metal mining, in particular, is a business that by its nature is speculative. There is a strong possibility that we will not discover gold, silver, or any other resources which can be mined or extracted at a profit. Even if we do discover and mine precious metal deposits, the deposits may not be of the quality or size necessary for us or a potential purchaser of the property to make a profit from mining it. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected geological formations, geological formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are just some of the many risks involved in mineral exploration programs and the subsequent development of gold deposits. If we are unable to extract gold, silver, or any other resources which can be mined at a profit, our business could fail.

Our business is subject to extensive environmental regulations which may make exploring or mining prohibitively expensive, and which may change at any time.

All of our operations are subject to extensive environmental regulations which can make exploration expensive or prohibit it altogether. We may be subject to potential liabilities associated with the pollution of the environment and the disposal of waste products that may occur as the result of exploring and other related activities on our properties. We may have to pay to remedy environmental pollution, which may reduce the amount of money that we have available to use for exploration. This may adversely affect our financial position, which may cause loss of investor investment. If we are unable to fully remedy an environmental problem, we might be required to suspend operations or to enter into interim compliance measures pending the completion of the required remedy. If a decision is made to mine our properties our potential exposure for remediation may be significant, and this may have a material adverse effect upon our business and financial position. All of our exploration and, if warranted, development activities may be subject to regulation under one or more local, state and federal environmental impact analyses and public review processes. It is possible that future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have significant impact on some portion of our business, which may require our business to be economically re-evaluated from time to time. These risks include, but are not limited to, the risk that regulatory authorities may increase bonding requirements beyond our financial capability. Inasmuch as posting of bonding in accordance with regulatory determinations is a condition to the right to operate under all material operating permits, increases in bonding requirements could prevent operations even if we are in full compliance with all substantive environmental laws. We have been required to post substantial bonds under various laws relating to mining and the environment and may in the future be required to post further bonds to pursue additional activities. We may be unable or unwilling to post such additional bonds which could prevent us from realizing any commercial mining success or commencing mining activities.

Market forces or unforeseen developments may prevent us from obtaining the supplies, equipment and skilled manpower necessary to explore for mineral resources.

Precious metals exploration, and resource exploration in general, is a very competitive business. Competitive demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of our planned exploration and production activities. Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times for our exploration and production programs. Fuel prices are extremely volatile as well. We will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If we cannot find the equipment, supplies and skilled manpower needed for our various exploration and production programs, we may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower become available. Any such disruption in our activities may adversely affect our exploration activities and financial condition.

Risks Relating to Our Organization and Common Stock

There is currently no market for our common stock, and we cannot ensure that one will ever develop or be sustained.

There is currently no public market for our common stock. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. If an active market is established, the market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low-priced shares of common stock as collateral for any loans.

Our principal shareholders, officers and directors own a substantial interest in our voting stock and investors will have a limited voice in our management.

Our principal shareholders, including the Selling Stockholders, as well as our officers and directors, in the aggregate beneficially own a majority of our outstanding common stock, including shares of common stock issuable upon exercise or conversion within 60 days of the date of this filing. Additionally, the holdings of our officers and directors may increase in the future upon vesting or other maturation of exercise rights under any of the options they currently hold or which may in the future be granted or if they otherwise acquire additional shares of our common stock.

As a result of their ownership and positions, our principal shareholders, directors and executive officers collectively are able to influence all matters requiring shareholder approval, including the following matters:

●	election of our directors;

●	amendment of our articles of incorporation or bylaws; and

●	effecting or preventing a merger, sale of assets or other corporate transaction.

In addition, their stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

We are subject to the reporting requirements of federal securities laws, and compliance with such requirements can be expensive and may divert resources from other projects, thus impairing our ability to grow.

We are subject to the information and reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we were privately held.

It may be time consuming, difficult and costly for us to develop, implement and maintain the internal controls and reporting procedures required by the Sarbanes-Oxley Act and the Dodd-Frank Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with any policies and procedures may deteriorate.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the Securities and Exchange Commission have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs in 2020 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Our stock price may be volatile.

If a market for our common stock is ever established, the market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	our inability to maintain existing permits;

●	changes in the prices of gold and silver;

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	additions or departures of key personnel;

●	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

●	our ability to execute our business plan;

●	sales of our common stock;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	regulatory developments;

●	economic and other external factors; and

●	period-to-period fluctuations in our financial results; and inability to develop or acquire new or needed technology.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Exercise of options or future convertible instruments may have a dilutive effect on our common stock.

We have outstanding vested options to purchase 2,400,000 shares of our common stock at $0.40 per share. If the price per share of our common stock at the time of exercise of these or future options or warrants, or conversion of any future convertible notes or any other convertible securities is in excess of the various exercise or conversion prices of such convertible securities, exercise or conversion of such convertible securities would have a dilutive effect on our common stock. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our common stock and which result in additional dilution of the existing ownership interests of our common stockholders.

Our Articles of Incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

FORWARD-LOOKING STATEMENTS

The statements contained in this Prospectus that are not historical facts, including, but not limited to, statements found in the section entitled “Risk Factors,” are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, competitive position, potential growth opportunities, potential operating performance improvements, ability to retain and recruit personnel, the effects of competition, and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology or by discussions of strategy or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.

Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this Prospectus. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to, the following:

●	environmental hazards;

●	metallurgical and other processing problems;

●	unusual or unexpected geological formations;

●	need for additional funding to continue operations;

●	global economic and political conditions;

●	staffing considerations in remote locations;

●	disruptions in credit and financial markets;

●	global productive capacity;

●	changes in product costing; and

●	competitive technology positions and operating interruptions (including, but not limited to, labor disputes, leaks, fires, flooding, landslides, power outages, explosions, unscheduled downtime, transportation interruptions, war and terrorist activities).

Mining operations are subject to a variety of existing laws and regulations relating to exploration, permitting procedures, safety precautions, property reclamation, employee health and safety, air and water quality standards, pollution and other environmental protection controls, all of which are subject to change and are becoming more stringent and costly to comply with. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those expected. We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

These risk factors could cause our results to differ materially from those expressed in forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

SELLING STOCKHOLDERS

This Prospectus relates to the possible resale by the Selling Stockholders named below of shares of the Company’s Common Stock. We are filing the registration statement of which this Prospectus is a part pursuant to the provisions of the Registration Rights Agreement we entered into with Clifton Mining Company. References in this Prospectus to the “Selling Stockholders” means Clifton Mining Company, Scott Moeller, Keith Moeller, and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this Prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer.

Each of the Selling Stockholders, who is deemed to be a statutory underwriter, will offer its Shares at $0.40 or, upon quotation of our Common Stock on OTCQB, at prevailing market or privately negotiated prices if a market should develop.

We do not know how long the Selling Stockholders will hold the Shares before selling them, and other than the Registration Rights Agreement we entered into with it, we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Shares.

The following table sets forth ownership of shares held by the Selling Stockholders.

	Before Offering			After Offering (2)
Name	Number of Shares Owned	Percent of Class (1)	Shares Offered for Sale	Number of Shares Owned	Percent of Class (1)

Clifton Mining Company	5,810,824	22%	5,810,824	0	*
Keith Moeller	125,000	0%	125,000	0	*
Scott Moeller	125,000	0%	125,000	0	*

*	Less than 1%.
(1)	Based on 26,631,603 shares of Common Stock outstanding as of the date of this Prospectus.
(2)	The columns in the table above reflecting “After Offering”: “Number of Shares Owned” and “Percent of Class” are prepared on the basis that all shares being registered in this registration statement are resold to third parties.

Of the total shares owned by Clifton Mining, 5,500,000 were issued on or about March 8, 2019, in connection with the Second Amended and Restated Lease Agreement dated February 7, 2019, with this Selling Stockholder. These shares were issued as partial consideration for entering into the amended lease agreement. Of the remaining shares, 60,824 were issued in 2009 in connection with the transfer of a reclamation bond and 500,000 were issued in 2009 in connection with a joint venture transaction of which 250,000 of these shares were subsequently transferred in the amounts of 125,000 to Keith Moeller and 125,000 to Scott Moeller.

Clifton Mining Company is the owner and lessor of the mining claims upon which our principal mining operations are conducted. In addition, on March 26, 2019, we were granted an option to purchase 64 additional patented mining claims from Ben Julian, LLC, an Idaho limited liability company, for $500,000. On June 13, 2019, we entered into a letter agreement with Clifton whereby it would purchase 44 of the optioned claims and we would acquire the remaining 20 claims. Each party would pay one-half of the total purchase price for the claims. The purchase price was paid by each party and the closing of the acquisition occurred on June 14, 2019.

MARKET FOR OUR COMMON STOCK

Market Information

At the date of this Prospectus, there is no public trading market for our Common Stock. We intend to apply for the quotation of our Common Stock on an automated quotation system. There can be no assurance that any application for the quotation of our Common Stock on an automated quotation system will be approved. If any such application is not approved and our common stock ultimately is not quoted on an automated quotation system, we intend to engage a market maker to apply for quotation on the OTCQB Market operated by OTC Markets Group, Inc. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA); nor can there be any assurance that such an application for quotation will be approved.

Holders

At December 31, 2019, we had approximately 649 holders of our Common Stock. We have appointed Pacific Stock Transfer Company, Las Vegas, Nevada, to act as the transfer agent of our Common Stock.

Dividends

We have never declared or paid any cash dividends on our Common Stock since inception. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. Our Prepaid Forward Gold Purchase Agreement prohibits us from declaring, making or paying any dividends so long as any gold remains to be delivered or any amounts remain to be paid by us under the agreement. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and related notes thereto contained in this Prospectus.

Overview

Desert Hawk Gold Corp. (the “Company”) was incorporated on November 5, 1957, in the State of Idaho as Lucky Joe Mining Company. In 2008 we changed our corporate domicile to the State of Nevada by merging with a wholly owned subsidiary formed solely for this purpose. Our Nevada corporation was incorporated on July 17, 2008. We have no subsidiaries.

We are currently engaged in the extraction of gold and related precious metals from our Kiewit mining property located in the Gold Hill Mining District in Tooele County, Utah.

DMRJ Settlement

On July 14, 2010, we entered into an Investment Agreement, which was amended from time to time, (the “Investment Agreement”) with DMRJ Group I, LLC (“DMRJ”) to provide funding for our mining operations. Under the terms of the Investment Agreement, we borrowed approximately $15,000,000 through the year ended December 31, 2017 resulting in a balance due to DMRJ of $25,511,561 including principal and interest. As further consideration for the loans, we issued to DMRJ 958,033 shares of Series A Preferred Stock, 180,000 shares of Series A-2 Preferred Stock, and 444,529.69 shares of Series B Preferred Stock. DMRJ owned approximately 77% of stock of the Company (on a fully diluted basis). The preferred shares and debt were subsequently transferred to affiliated entities of DMRJ.

In the third quarter of 2016, control of the management of DMRJ was given to court appointed trustees of the affiliated assignees of the debt and preferred shares, Platinum Partners Value Arbitrage Fund L.P. (“PPVA”) and Platinum Partners Credit Opportunities Master Fund, LP (“PPCO”). On December 19, 2016, the SEC filed the complaint against defendants Platinum Management, PPCO, and management of DMRJ, charging the defendants with a complex, multi-pronged, fraudulent scheme to inflate returns to investors, and cover up massive losses and liquidity problems. In July 2011, a federal jury in the Eastern District of New York convicted two executives of Platinum Partners L.P., the parent of DMRJ, of securities fraud, securities fraud conspiracy and wire fraud conspiracy. One of the defendants convicted in the lawsuit, David Levy, served as a director of our company from 2015 through April 2016.

After 2016 neither DMRJ nor its affiliates were able to provide further funding and on February 13, 2018, we entered into an Assignment and Assumption Agreement with DMRJ, PPVA, and PPCO (the “Assumption Agreement”), whereby we agreed to repurchase the debt and preferred shares for payment of $625,000. The transaction closed on or about March 8, 2018. Upon closing DMRJ also released all security interest in the assets of the Company. Following closing of the Assumption Agreement, we cancelled all of the debt owed DMRJ. We also cancelled all of the preferred shares and terminated each of the series of preferred stock. Each of the parties to the Assumption Agreement also agreed to indemnify the other for breach of any representation or covenant made under the agreement.

Funding for the closing of the Assumption Agreement was furnished by Ibearhouse, LLC and West C Street, LLC, note holders and shareholders of the Company. Under the terms of a Stock Purchase Agreement dated February 28, 2018 (the “SPA”), the Company exchanged 4,500,000 shares of common stock to the convertible debt holders for $625,000 in cash and several concessions as to the convertibility, due dates and default provisions on their outstanding debt. Under the terms of the SPA these investors waived their rights to convert under prior 2009 promissory notes to eliminate any rights to convert the amounts due under the notes into shares of our common stock or to accelerate repayment upon default. These investors also agreed to amend their prior 10% Secured Convertible Promissory Note dated October 14, 2016, in the principal amount of $125,000, their 10% Senior Secured Convertible Promissory Note dated November 15, 2016, in the principal amount of $25,000, and their 15% Convertible Promissory Note dated November 30, 2009, as amended, in the principal amount of $300,000. Each of these promissory notes was repaid in full on March 7, 2019.

Gold Sale Funding Transaction and Amended Agreement

During the first quarter of 2019, the Company entered into and closed a Pre-Paid Forward Gold Purchase Agreement (the “Purchase Agreement”) with PDK Utah Holdings L.P. (“PDK”) for the sale and purchase by PDK of gold produced from the Company’s mining property. Under the terms of the Purchase Agreement, PDK agreed to purchase a total of 73,910 ounces of gold from the Company at a reduced market price. Prepayment will be made in three tranches, with the initial tranche in the amount of $11,200,000 having been made upon execution of the Purchase Agreement on or about March 7, 2019 (the “Initial Funding”), $4,500,000 for Tranche 2 to occur at least six months following the Initial Funding date, and $5,500,000 for Tranche 3 to occur at least 10 months following the Initial Funding date, provided that all conditions precedent for funding Tranches 2 and 3 are met. From the Initial Funding, the Company paid an upfront fee of $600,000 to PDK for expenses incurred in connection with the transaction. Under the terms of the Purchase Agreement, the Company agreed to sell gold at a reduced market price in certain quantities during agreed periods following prepayment of each tranche. The first gold delivery of 655 ounces is due December 2020.

The Purchase Agreement contains provisions requiring the Company to pay PDK a portion of the proceeds when gold is sold to a third party. In addition, PDK may reduce the required number of ounces to be sold in exchange for common shares of the Company. As security for the obligations of the Company under the Purchase Agreement, the Company has granted PDK a security interest in all of the assets of the Company and has issued and recorded a Leasehold Deed of Trust, Assignment of Leases, Rents, As Extracted Collateral and Contracts, Security Agreement and Fixture Filing. The Purchase Agreement contains representations and warranties, as well as affirmative and negative covenants customary to a transaction of this nature.

The forward gold sales contract liability due under the terms of the Purchase Agreement at September 30, 2019 is $10,600,000 which is the $11,200,000 received from PDK in the initial tranche less the $600,000 upfront fee paid by the Company. On October 31, 2019, the Purchase Agreement was amended to reduce the number of gold ounces to be delivered and the amount of funding to be received in Tranches 2 and 3.

On October 31, 2019, the Company and PDK amended the Purchase Agreement and entered into the Amended Pre-Paid Forward Agreement (the “Amended Agreement”) to adjust the second and third tranches paid to the Company, to reduce the total number of ounces of gold subject to the Purchase Agreement, and to revise other provisions therein. The second tranche was reduced from $4,500,000 to $1,600,000, and the third tranche was reduced from $5,500,000 to $1,400,000. The second tranche was received on October 31, 2019 upon execution of the Amended Agreement and the third tranche was received on December 27, 2019, with funds to be dedicated in accordance with the revised budget furnished with the Amended Agreement. The amendment also reduced the total number of ounces of gold prepaid under the agreement from 73,910 to 47,045.

Under the terms of the Amended Agreement, the Company is obligated to deliver gold in the following quantities following prepayment of each tranche:

●	Beginning the 21st calendar month following the Initial Funding, 655 ounces of gold per month for each of the four calendar months thereafter, 670 ounces for each the 12 calendar months thereafter, 1,155 ounces for each of the 12 calendar months thereafter, and 1,512 ounces of gold for each of the 9 calendar months thereafter.

●	Beginning the 14th Calendar month following the Tranche 2 funding, 129 ounces of gold per month for each of the 37 calendar months thereafter.

●	Beginning the 13th Calendar month following the Tranche 3 funding, 112 ounces of gold per month for each of the 37 calendar months thereafter.

The Amended Agreement also alters the total amount that PDK may reduce the number of ounces of gold to be delivered under the Amended Agreement in exchange for common shares of the Company. Under the Amended Agreement, PDK may reduce the required number of ounces by up to 8,000 ounces in exchange for common shares of the Company.

Clifton Amended Lease Agreement

In March 2019, we, The Woodman Mining Company, and Clifton Mining Company (“Clifton”) entered into a Second Amended and Restated Lease Agreement (the “Amended Lease”). Under the terms of the Amended Lease, we relinquished our leasehold interest in all but 10 of the patented claims, on which we retained only the surface rights, and 66 of the unpatented lode mining claims previously held by us. The mining claims retained by us represent the area of interest known as the Kiewit property, which has been the principal focus of our mining activities. The lease term is for 20 years and for so long thereafter as the mining claims are being actively used by us for commercial mining purposes. The Cactus Mill Property was returned to Clifton as part of this agreement.

Under the terms of the Amended Lease, Clifton’s right to receive a 6% royalty interest from production on the Kiewit project was terminated. We also acquired from third parties and cancelled the remaining 1% outstanding royalty interest thereon, for which we paid each of the two parties $50,000.

As consideration for entering into the Amended Lease, Clifton received $3,000,000 and we issued 5,500,000 shares of our common stock with a fair value of $2,200,000. In addition, we and Clifton entered into a Registration Rights Agreement dated February 7, 2019, to register for resale the shares issued to Clifton which requires us to register the shares within 18 months following this agreement. In the event we do not register the shares within the 18-month period, we are obligated to pay Clifton a royalty equal to 2.5% of the net smelter returns from the minerals generated from our remaining mining claims. We have agreed to maintain the effectiveness of the Registration Rights Agreement for a period of three years. The Registration Rights Agreement contains mutual indemnification provisions.

Buyer Royalty Agreement

Concurrent with the Initial Funding of the Purchase Agreement, we granted the buyer a perpetual royalty equal to 4% of the net smelter returns payable on all minerals mined, produced, or otherwise recovered from our mining properties, for which the buyer paid $2,200,000.

H&H Metals Agreement

On March 29, 2018, we entered into a five-year Agency Agreement (the “Agency Agreement”) with H&H Metals Corp., a New York corporation (“H&H”). Under the terms of the Agency Agreement H&H agreed to provide us certain advisory services in regard to natural resources activities and to assist us in securing purchasers for minerals produced from its mining properties.

On January 16, 2019, as a condition for entering into the Purchase Agreement (Note 3), we negotiated a termination of the Agency Agreement (the “Termination Agreement”) with H&H. Under the terms of the Termination Agreement, we paid H&H $600,000 in cash and agreed to pay an additional $200,000 within 18 months. We also issued 250,000 shares of our common stock with a fair value of $100,000 to H&H. In addition, Phillip H. Holme, a principal of H&H, became a director of the Company. We recognized a loss on settlement of consulting contract of $900,000 during the quarter ended March 31, 2019.

Acquisition of Additional Mining Claims

On March 26, 2019, we negotiated an option to purchase 64 patented mining claims from Ben Julian, LLC, an Idaho limited liability company, for $500,000. The claims are located contiguous to our existing leased Kiewit claims, except for one claim located in the Dugway Mining District. On June 13, 2019, we entered into a letter agreement with Clifton whereby Clifton would purchase 44 of the optioned claims and we would acquire the remaining 20 claims. Each party would pay one-half of the total purchase price for the claims. The purchase price was paid by each party and the closing of the acquisition occurred on June 14, 2019. The Company received and has recorded a quitclaim deed for the 20 patented claims.

Stock-Based Compensation

Effective February 23, 2018, the Board approved and adopted the 2018 Stock Incentive Plan (the “2018 Plan”) pursuant to which 2,400,000 shares of the Company’s Common Stock were authorized. On February 23, 2018, the Board approved the grant of an aggregate of 2,400,000 options under the 2018 Plan exercisable at $0.40 per share which terminate February 23, 2023 in the amounts and to the following:

●	Rick Havenstrite – 1,000,000 options;

●	Howard Crosby – 1,000,000 options;

●	John Ryan – 200,000 options; and

●	Linde Havenstrite – 200,000 options.

Historically, we incurred net losses for the year ended December 31, 2017. We incurred net income for the year ended December 31, 2018, which was attributable primarily to the gain on extinguishment of DMRJ debt. We incurred net losses for the three and nine months ended September 30, 2019.

Results of Operations for the Three Months Ended September 30, 2019 and 2018.

During the three months ended September 30, 2019 and 2018, we had net losses of $350,348 and $91,772, respectively. This represents an increase in net loss of $258,576. The increase in net loss for the three months ended September 30, 2019 is principally attributable to increase in expense as the Company began production. The operating loss of $331,600 for the three months ended September 30, 2019 as compared to the operating loss of $44,603 for the three months ended June 30, 2018 represents an increase loss of $286,997. The increased operating loss is due to an increase in General project costs, including amortization of mineral properties.

Results of Operations for the Nine Months Ended September 30, 2019 and 2018.

During the nine months ended September 30, 2019 and 2018, we had net income(loss) of $(3,133,826) and $22,524,399, respectively. This represents an increase in loss of $25,658,225 for the nine months ended September 30, 2019. The increase in net loss for the nine months ended September 30, 2018 is attributable to the cancellation in 2018 of our agreement with DMRJ whereby we agreed to repurchase the debt and preferred shares previously owned by them. A gain on extinguishment of $24,916,561 was recognized in 2018 as a result of this transaction. The operating loss of $2,084,421, for the nine months ended September 30, 2019 as compared to the operating loss of $1,818,394 for the nine months ended September 30, 2018 represent an increased loss in the amount of $266,027. The increased loss is due to consulting fees in connection with the Purchase Agreement.

Liquidity and Cash Flow

Net cash used by operating activities was $5,634,221 during the nine-month period ended September 30, 2019, compared with cash used by operating activities of $629,918 during the nine-month period ended September 30, 2018. This $5,004,303 increase in the amount of cash used by operating activities is primarily attributable an increase in inventories and to the payment of accrued expenses and accounts payable. Cash flows from operations during the nine-month period ended September 30, 2018 also included a noncash adjustment for stock based compensation of $456,000.

Net cash used by investing activities was $1,758,849 during the nine-month period ended September 30, 2019, compared to $38,676 cash used by investing activities during the nine-month period ended September 30, 2018. This increase in cash used by investing activities of $1,720,173 represents an increase in property and equipment purchases along with the royalty buy-outs as part of the Purchase Agreement.

Net cash provided by financing activities was $8,315,330 during the nine-month period ended September 30, 2019, compared with $671,567 cash provided by financing activities during the nine-month period ended September 30, 2018. The increase of $7,643,763 in cash provided by financing activities during the nine-month period ended September 30, 2019 was due primarily to proceeds from the Purchase Agreement.

As a result of the above, cash increased by $922,260 during the nine-month period ended September 30, 2019, leaving us with a cash balance of $930,976 as of September 30, 2019.

Critical Accounting Policies

The selection and application of accounting policies is an important process that has developed as our business activities have evolved and as the accounting rules have changed. Accounting rules generally do not involve a selection among alternatives, but involve an implementation and interpretation of existing rules, and the use of judgment, to the specific set of circumstances existing in our business. Discussed below are the accounting policies that we believe are critical to our financial statements due to the degree of uncertainty regarding the estimates or assumptions involved and the magnitude of the asset, liability, revenue or expense being reported. See Note 2, “Summary of Significant Accounting Policies,” in our attached financial statements for a discussion of those policies.

Revenue Recognition

Sales of gold concentrate sold directly to customers are recorded as revenues and receivables upon completion of the performance obligations and transfer of control of the product to the customer. For concentrate sales, the performance obligation is met, the transaction price can be reasonably estimated, and revenue is recognized generally at the time of shipment at estimated forward prices for the anticipated month of settlement. Due to the time elapsed from shipment to the customer and the final settlement with the customer, prices at which sales of the Company’s concentrates will be settled are estimated. Previously recorded sales and accounts receivable are adjusted to the estimated settlement metals prices until final settlement by the customer.

Sales and accounts receivable for concentrate shipments are recorded net of charges by the customer for treatment, refining, smelting losses, and other charges negotiated with the customers. Charges are estimated upon shipment of concentrates based on contractual terms, and actual charges typically do not vary materially from estimates.

Mineral Exploration and Development Costs

We account for mineral exploration costs in accordance with ASC 932 Extractive Activities. All exploration expenditures are expensed as incurred, previously capitalized costs are expensed in the period the property is abandoned. Expenditures to explore new mines, to define further mineralization in existing bodies of mineralized material, and to expand the capacity of operating mines, are capitalized and amortized on a units-of-production basis over proven and probable reserves.

Inventories

Inventories consist of estimated gold on the heap leach pad and in the carbon process system and are valued at the lower of production cost or market value. Gold on the heap leach pad is estimated to be 80% complete for cost purposes and gold in the process system is estimated at 95% complete.

Mineral Properties

We account for mineral properties in accordance with ASC 930 Extractive Activities-Mining. Costs of acquiring mineral properties are capitalized by project area upon purchase of the associated claims. Mineral properties are periodically assessed for impairment of value and any diminution in value.

Reclamation and Remediation

Remediation, reclamation and mine closure costs are based principally on legal and regulatory requirements. Management estimates costs associated with reclamation of mining properties as well as remediation costs for inactive properties. We use assumptions about future costs, capital costs and reclamation costs. Such assumptions are based on our current mining plan and the best available information for making such estimates.

For non-operating properties, we accrue costs associated with environmental remediation obligations when it is probable that such costs will be incurred and that they are reasonably estimable. Such costs are based on management’s estimate of amounts expected to be incurred when the remediation work is performed.

Financial Instruments

Our financial instruments include cash and cash equivalents as well as various notes payable. All instruments are accounted for on a historical cost basis, which, due to the short maturity and interest rates of these financial instruments, approximates fair value at September 30, 2019 and 2018.

Going Concern

As shown in the accompanying financial statements, we had an accumulated deficit of $8,808,751 through September 30, 2019 which raises doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event we cannot continue in existence.

Although production has restarted in 2019, it has not yet reached optimum levels. The timing and amount of capital requirements will depend on a number of factors, including demand for products, metals market pricing, and the availability of opportunities for expansion through affiliations and other business relationships. Although management has procured funding through a Pre-Paid Forward Gold Purchase Agreement they intend to continue to seek new capital from equity securities issuances to provide funds needed to increase liquidity, fund internal growth, and fully implement our business plan. However, with the funding received under the Purchase Agreement during the nine months ended September 30, 2019, we believe we have the ability to meet our obligations for the next twelve months.

If the going concern assumption were not appropriate for these financial statements, then adjustments would be necessary to the carrying values of the assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, result of operations, liquidity, capital expenditures or capital resources.

BUSINESS

Overview

Desert Hawk Gold Corp. (the “Company”) was incorporated on November 5, 1957, in the State of Idaho as Lucky Joe Mining Company. In 2008 we changed our corporate domicile to the State of Nevada by merging with a wholly-owned subsidiary formed solely for this purpose. Our Nevada corporation was incorporated on July 17, 2008. We have no subsidiaries.

We are currently engaged in the extraction of gold and related precious metals from our Kiewit mining property located in the Gold Hill Mining District in Tooele County, Utah.

Mining Operations

On January 7, 2014, we received final approval from the federal Bureau of Land Management (“BLM”) of the Kiewit Large Mine Permit which allowed us to develop the Kiewit deposit and put it into production. Development began in June 2014. Construction at the site was funded by loan advances from DMRJ under the Investment Agreement. The first sale of minerals from the mine occurred in October 2014. We suspended operations in June 2016 because of depressed metal prices and lack of funds. We resumed operations in spring 2018 and again suspended operations in October 2018 for lack of funding. Since securing funding in March 2019, we have recommenced mining operations.

Distribution, Sales, and Raw Materials

We currently sell our products solely to Asahi. We use several raw materials such as cyanide, caustic, and limestone, in processing and we are not dependent upon any single supplier for our raw materials. We also currently are dependent upon one customer for our product although other customers are available.

Competition

The precious metal exploration and mining industry is highly fragmented. We expect to compete with many other exploration companies looking for gold, silver and other minerals. We are among the smallest of the exploration companies in existence and are a very small participant in the precious metal industry. However, we generally expect to compete favorably with other exploration companies since the claims held by us in the Gold Hill Mining District consolidate the principal mining areas and limit the ability of other exploration companies to commence material exploration activities in the district. Furthermore, if we are able to successfully recover gold, as well as silver and other by-products from our claims, it is likely that we will be able to sell all minerals that we are able to recover.

Government Compliance

Our operations are subject to extensive federal and state laws and regulations designed to conserve and prevent the degradation of the environment. These laws and regulations require obtaining various permits before undertaking certain exploration or mining activities and may result in significant delays, substantial costs and the alteration of proposed operating plans. We believe we have all necessary environmental permits and authorizations to support existing operations.

Some of our mining claims are unpatented claims located on federal land, which also requires compliance with applicable requirements administered by the BLM. These regulations impose specific conditions on the nature and extent of surface disturbance, the manner in which exploration and mining can be conducted, the disposition of spent mineralized material, the use and containment of chemical leaching agents and other solutions, spill prevention, liquid and solid waste disposition, ground water monitoring, and a number of other matters which if violated could result in fines, penalties, shutdowns and attendant adverse publicity.

We are also obligated to make annual payments to the BLM for each of our unpatented mining claims on federal land and to record an affidavit in the Tooele County Recorder’s Office reflecting the payment of the annual maintenance fees to the BLM and stating our intention to hold the claims. The most recent annual maintenance fees paid to the BLM on our unpatented claims were $10,890 and this amount was paid in full within the required payment period. The required affidavit was also filed with the Tooele County Recorder. Proposals repeatedly have been introduced in Congress that would substantially modify the Mining Law of 1872, the statute pursuant to which unpatented mining claims are located and maintained. Bills have been introduced, but have not passed, that would require, among other things, the payment of production royalties to the United States. Personal property taxes levied by the state and collected by the local county are due each year and have been paid for the most recent tax year and for prior tax years.

Mining and exploration operations are also subject to both federal and state laws and regulations pertaining to employee health and safety. We employ a mine safety administrator to monitor our obligations under these laws and regulations.

Intellectual Property Rights

We own the Marks “DESERT HAWK” and “DESERT HAWK GOLD CORP” and also own corresponding federal trademark filing Serial Nos. 85/232,815, 85,232,819, 85/232,820, and 85/232,823, for use in connection with mining extraction, consulting in the fields of mining and milling, milling of ore, mining exploration and mineral exploration, copper ore, gold ore, silver ore, and tungsten ore.

Employees

At December 31, 2019, we had 42 full-time and one part-time employees, including our President, Rick Havenstrite, who devotes approximately 90% of his time or 50 hours per week for this business. We also engage Marianne Havenstrite, wife of Rick Havenstrite, as our Treasurer and Principal Financial and Accounting Officer. Our officers are based out of our Reno, Nevada office, along with other office and engineering personnel. The remaining employees work at our Gold Hill project site.

Offices and Other Facilities

Our corporate office is located in Reno, Nevada and Mr. Havenstrite, our President, operates from this office and also works on site at our mining property in Tooele County, Utah. Monthly rent for the office space in Reno is $1,000. Financial and engineering activities are performed in this office and rent includes use of the business equipment and supplies needed to perform these functions. This office space is used primarily for RMH Overhead, LLC and Overhead Door Co. of Sierra Nevada/Reno, Inc., businesses owned by Mr. Havenstrite. Agreements for the use of the office space facilities with these parties are month-to-month and can be cancelled at any time.

We rent a drill core-logging facility located on the Tooele County airport grounds in Wendover, Utah. The facility includes a separate core splitting and sawing room, field supply storage rooms and sufficient floor space for logging tables and racks to hold over 21,000 feet of HQ core boxes. Monthly rent for this space is $350 and the rental arrangement is terminable at any time.

MINING PROPERTIES

Kiewit Project, Utah

The Kiewit gold property located in the Gold Hill Mining District in Tooele County, Utah, is our principal mineral property and is an exploration stage property. In June 2019 we also acquired 20 patented mining claims contiguous to our Kiewit property. We have not determined to what extent we will develop these new claims. We were attracted to the Gold Hill Mining District because of its similarities to productive mining districts and its past positive exploration results. The gold potential of the Gold Hill Mining District is enhanced by similarities to surrounding gold deposits. We believe the scale, number and frequency of the Gold Hill Mining District gold-bearing exposures and geochemical anomalies compare favorably to similar attributes of other productive mining districts.

Location, Infrastructure, and Geography of Kiewit

The Gold Hill Mining District is in Tooele County, Utah, located at 40º 07’ 00” North latitude, 113º 49’ 40” West longitude. The district includes the north end of the Deep Creek Mountains, one of the nearly north-south ranges that are common in the Great Basin. On the east and north, the mountain area is separated by gravel slopes from the flat plain of the Great Salt Lake Desert, and on the west, it is bounded by the Deep Creek Valley and groups of irregular low hills. It is approximately 190 miles west-southwest of Salt Lake City, Utah, and approximately 56 miles south southeast of Wendover, Utah. The project is reached by taking Alternate 93A south from Wendover approximately 28 miles and turning east on to the Ibapah Highway, a paved two-lane road. Approximately 17 miles east is a maintained two-lane county road which provides access to the property approximately 11 miles southeast to the small settlement of Gold Hill, Utah. The Kiewit mine and the mill site are accessible by dirt roads maintained year-round. Access to the property is maintained all year.

Power is supplied by the Company’s diesel generators and water for mining operations is supplied from an existing groundwater well. Drinking water is trucked to the site using a local vendor.

We expect to increase the number of employees by an additional 10-15 persons by the end of 2020. All employees are assigned to work at the Kiewit site, with the exception of the officers and one engineer, who work from the corporate office in Reno, NV, with periodic site visits.

The Gold Hill area lies within the region of the interior drainage that includes western Utah and most of Nevada, and, like the remaining portions of that area, is a high desert semi-arid climate. The area is composed of a highly dissected group of hills of relatively low relief. The elevation of the Kiewit Mine is approximately 5,500 feet. The Gold Hill area is bounded on the east by the Great Salt Lake Desert at an altitude of about 4,300 feet, on the north by Dutch Mountain with a higher elevation of 7,735 feet, on the west by Clifton Flat at an approximate elevation of 6,600 feet, and on the south by Montezuma Peak with an elevation of 7,369 feet.

Pronounced differences in temperatures between night and day are common, with the dryness of the air mitigating the high temperatures which predominate the summer days. Annual precipitation averages approximately 12 inches with about half falling in the months from February to May. Rainfall during summer to early fall is commonly in the form of severe thunderstorms. Snow may be expected between October and May. Fieldwork in the area is generally permitted throughout most of the year.

The higher portions of the Deep Creek Range and small areas near the summits of the adjoining mountains support a fairly heavy growth of yellow pine. The lower slopes of these mountains have a sparse covering of juniper and piñon trees. On the lower hills and on the gravel slopes surrounding them, these trees give way to sagebrush. The floor of the Great Salt Lake Desert in the north-east corner of the district is almost completely barren of vegetation.

Kiewit Mining Claims

The Kiewit mining claims consist of 66 unpatented and 10 patented mining claims, some of which are restricted to surface use only, covering approximately 18.3 square miles located in the Gold Hill Mining District in Tooele County, Utah.

The Kiewit mining claims were part of a larger group of mining claims leased from Clifton Mining Company (“Clifton”) and its affiliate, The Woodman Mining Company, in July of 2009. The original lease was amended in June of 2010. In February 2019, the lease agreement was again amended by a Second Amended and Restated Lease Agreement (the “Amended Lease”). Under the terms of the Amended Lease, the Company relinquished its leasehold interest in all but the current Kiewit patented and unpatented claims. The lease term is 20 years and for so long thereafter as the mining claims are being actively used by the Company for commercial mining purposes. The Company is required to pay all property maintenance obligations with respect to the leased premises.

Under the terms of the Amended Lease, Clifton’s right to receive a 6% royalty interest from production on the Kiewit project was terminated. The Company also acquired from third parties and cancelled the remaining 1% outstanding royalty interest thereon, for which the Company paid each of two parties $50,000.

As consideration for entering into the Amended Lease, Clifton received $3,000,000, plus $13,390 in satisfaction of delinquent amounts owed Clifton, we paid $42,526 in a reclamation bond transfer, and we issued 5,500,000 shares of our common stock to Clifton. In addition, the Company and Clifton entered into a Registration Rights Agreement to register for resale the shares issued to Clifton which requires the Company to register the shares within 18 months from the date of the Amended Lease. In the event the Company does not register the shares within the 18-month period, the Company is obligated to pay Clifton a royalty equal to 2.5% of the net smelter returns from the minerals generated from the Company’s mining claims. The Company has agreed to maintain the effectiveness of the Registration Rights Agreement for a period of three years.

Desert Hawk may mortgage or pledge its leasehold interest under the Amended Lease for purposes of financing exploration, development, and mining operations on the leased premises, including corporate overhead for such operations, but it cannot otherwise encumber the leased premises without Clifton’s prior, written discretionary consent. In connection with the PDK funding, the Company granted to PDK a security interest in all of the assets of the Company and issued and recorded a Leasehold Deed of Trust which included an assignment of leases, rents, as extracted collateral and contracts, a security agreement and fixture filing.

The Amended Lease cannot be assigned or subleased without the prior written consent of Clifton. Further, PDK may, without Clifton’s consent, hold a foreclosure sale, take title to the Company’s interest under the Amended Lease, or transfer or assign the Company’s interest under the Amended Lease. The Company may surrender the Amended Lease as to all or any part of the leased premises, after proper reclamation of all portions of the land to be surrendered affected by its operations. However, so long as any mortgage of PDK remains in effect, the Amended Lease cannot be modified, and Clifton will not accept a surrender of any of the leased premises or a termination or release of the Amended Lease, without the prior written consent of PDK, which consent cannot be unreasonably withheld or delayed.

Kiewit Geology and Mineralization

The Gold Hill area hosts lithologic units ranging in age from the Cambrian through to Quaternary Periods including six Paleozoic sedimentary formations of Carboniferous-age from the Cordilleran miogeosyncline. Geology of the Gold Hill Mining District is dominated by a large Jurassic granodiorite stock intruding the Carboniferous sedimentary package consisting of carbonates (limestone and dolomite) and lesser clastic sequences, notably shale and quartzite. The contact between the granodiorite and sediments is clearly intrusive at many localities. In other exposures, the contact is a post-intrusive fault contact or localized detachment fault.

Other lithologies in the District include silica breccias, jasperoids and assorted (locally tuffaceous) volcanics. minor small, intrusive plugs and dikes of probable Tertiary age also occur in the area. Most of the present-day surface is covered with colluvial slope wash and the canyons and narrow washes have alluvial fill of various thicknesses.

The Kiewit historic gold zone is hosted within a structural zone traceable on the surface for a distance of approximately 2.5 miles across the full length of the Kiewit project area and beyond. This structure trends north-north-easterly with a gentle westerly dip ranging 20-30 degrees, often occupying dip-slopes across the area. The zone comprises a 30 to 165 foot thick, gently westerly dipping gold bearing oxidized quartz stockwork section in granodiorite. The zone is mostly exposed on the surface and occupies the dip-slope located at the southern part of the Kiewit project area. Projected western and northern extensions of the stockwork dip under Carboniferous Sedimentary rocks, although it is ultimately truncated by the Rodenhouse Fault located approximately 2,500 feet to the west.

The Kiewit gold zone is part of a typical low-sulfidation gold bearing epithermal system. It is manifested as a zone of quartz and quartz-carbonate veining and stockworks within the more laterally extensive (2.5 miles long and up to 1,650 feet wide) Kiewit structural zone fault/fracture system. The Kiewit structural zone comprises a group of lithologies overlying a major fault zone that is manifested as a three to 16 feet thick silica breccia unit in granodiorite. A basal three to six foot thick quartz-carbonate vein overlies this basal silica breccia and is followed up-section by a fault-bounded interval of relatively unaltered granodiorite that forms the footwall of the stockworks. At some locations, this footwall granodiorite is absent and the stockwork zone is instead in fault-contact with the basal quartz-carbonate vein. The footwall of the stockwork zone is defined by faulting, with a north-north-easterly trend and shallow westerly dip. The “footwall” fault appears to have developed after the stockwork and served to juxtapose altered and mineralized rocks of the historic gold zone over relatively mineralized and fresh granodiorite. The amount of displacement along this fault is unknown and the structure may be regarded as a detachment zone.

Precious metals mineralization at Kiewit occurs primarily as electrum and is hosted in a stockwork zone associated with a low angle fault zone. The stockwork zone comprises argillic-propylitic altered granodiorite with randomly oriented to anastomosing veinlets, as well as veins with variable mix of white to grey chalcedony/quartz and white to beige carbonate and adularia. The veins are commonly less than two centimeters wide but larger veins with apparent thickness up to one meter or greater are present on surface and in diamond drill core. The larger veins display typical epithermal style open space fillings and have variable textures.

The mineralized stockwork is reported by Dumont to generally contain up to 30 randomly oriented veinlets making up 30% of the rock volume. The highest gold grades are also reported by Dumont to generally be associated with the larger veins or where vein density is greatest which suggests that the gold mineralization is spatially associated with the quartz-carbonate veins.

Kiewit Exploration Programs and Mining Activities

The Kiewit mining claims are without known reserves but beginning in 2014 the Company started extraction of gold without determining mineral reserves. The Kiewit mine is a small open pit, heap leach operation that produced gold and silver. Initial production at Kiewit commenced in June 2014 and was suspended in June 2016. Production was suspended due to low metal prices and undercapitalized operations. A fresh water well failure in July 2016, due to suspected sabotage, caused a complete leach pad shut-down. Fresh water pumping was re-started in mid-March 2017 mostly to reduce solution volumes as no sodium cyanide (NaCN) was being added. The mine resumed leaching activities in the spring of 2018 and recovered some gold but suspended operations again in October 2018 to secure funding for continued operations. In April 2019 we recommenced mining operations with our first sale in September 2019.

History of Previous Mining Activities

The Gold Hill area is one of the oldest mining districts in the State of Utah. It reflects 43 known historical producing deposits mined primarily from the mid-1800s until the end of World War II. These deposits included gold, silver, copper, bismuth, lead, zinc, tungsten, arsenic, molybdenum, cobalt, and beryllium. Exploration and mining activities commenced in the mid-1800s as travel westward through the area to California was at its peak. Lead mineralization first attracted the attention of travelers prompting early prospecting. Placer gold was first discovered in the Gold Hill area in 1858. These early prospectors were hampered by repeated attacks of local Native American tribes and the area was abandoned until 1869 when the settlements of Gold Hill and Clifton were reestablished.

A lead smelter was constructed at Clifton in 1872 and relocated to Gold Hill in 1874. However, mining activity did not commence in earnest until 1892 when a mill and smelter were constructed at Gold Hill. Substantial quantities of gold and silver ore were processed at this site between 1892 and 1896. Mining activity gradually diminished until 1905 when exploration for copper revived the area. With the outbreak of World War I and the completion of the Deep Creek Railroad between Gold Hill and Wendover, a new revival of interest in the area commenced. Gold, silver, copper and lead were produced and approximately 3,000 residents lived in Gold Hill and Clifton at the time.

Tungsten was produced beginning in 1912. Significant amounts of gold and bismuth were also reportedly extracted during this period. Two mines produced tungsten in 1914 and 1917 and were operated primarily for the strategic requirement of tungsten during the two world wars. Gold and silver mining ceased completely with the beginning of World War II since the few remaining miners focused their attention on the production of strategic metals such as arsenic and tungsten to support the war effort.

Arsenic was produced beginning with the outbreak of World War I and was used primarily for pesticides in the cotton fields of the south. Two former copper producers also produced arsenic between 1923 and 1925. One of the mines reopened during World War II to produce arsenic for the war effort. None of the arsenic deposits previously mined are located on our claims.

The first large-scale geological study of the area was published in 1935 by T. B. Nolan as U.S. Geological Survey Professional Paper 177 and is referred to herein as the Nolan Report. The Nolan Report provided the first detailed data on the mining district.

The mining district remained largely dormant during the period after World War II through the mid-1970s. Between this period and the mid-1990s, several mining companies began to consolidate the fragmented land holdings in the area and a more regional-scale exploration operation was conducted. In 1993 Clifton Mining Company acquired several of the mining claims in the area and subsequently purchased Woodman Mining Company which also held claims in the district. After purchase of the claims, Clifton Mining commenced additional exploration activities and in 1997 developed road access up the Clifton Hills area. Clifton completed construction of a 50 ton per day mill at the Cactus Mill site and started construction of a 500 ton per day gravity-flotation mill at the same location. In 1999 Clifton Mining borrowed funds which financed upgrades to the mill.

Between 1994 and 1997 Kennecott Utah Copper, now owned by Rio Tinto, explored a large region of the district. In December 2002 Clifton Mining and Woodman Mining entered into an option-joint venture agreement with Dumont Nickel Inc., which in 2010 changed its name to DNI Metals Inc. The joint venture ultimately covered approximately 10.3 square miles of mineral properties but did not include the Yellow Hammer claims which were controlled by the Moeller family. In 2003 Dumont commenced exploring the properties with the objective of identifying bulk mineable gold, copper and silver targets through regional work as well as several drill programs. Beginning in 2004 Dumont completed a regional-scale grid and reconnaissance rock and soil sampling exploration program with detailed, targeted exploration work over the Clifton Shears Corridor, the Kiewit Zone and the prior zone owned by Kennecott. Ultimately, Dumont determined that the scale of the project was too small and decided to sell its interest in the project. In July 2009 Dumont completed the sale of all its mineral properties in this area to Clifton Mining Company for $255,000 cash and a 0.5% net smelter return royalty against future production proceeds from the Cane Springs Property and from portions of the Kiewit project claims. The joint venture and the option agreement were both subsequently dissolved and terminated.

Processing Plant and Mining Equipment

The Kiewit mine is an open pit mine using conventional open pit mining methods with drilling, blasting, loading with a wheeled loader and truck haulage to the ore stockpile near the crusher. We recommenced operation of the mine in April 2019. We also use a top hammer drill for all blast holes and a dozer to move waste and for road building, as required. We use a grader and water truck for haul road maintenance. At the leach pad we use a wheeled loader to feed the crusher and a dozer to level the pad.

The current processing facility can process approximately one million tons per year, which we plan to increase to three million tons if resource expansion dictates. We anticipate that this expansion will require an update or amendment of some permits. Ores are crushed, truck-stacked and heap-leached at the Company’s mine site. Pregnant solutions are passed through a conventional carbon column with the resultant gold-bearing carbon refined off-site.

Mining Permits

The Kiewit mining claims exist entirely on federal Bureau of Land Management unpatented mining claims. The heap leach pad and process area are located on patented mining claims approximately 3,000 feet to the southwest of the Kiewit claims.

In February 2010 we filed an application with Utah Division of Oil, Gas and Mining for a Large Mining Operations Permit to commence large mining operations for three open pit mines and a heap leach gold facility. Final approval was received in November 2012. In February 2010 we also submitted a Plan of Operation to the BLM. Final approval was received in January 2014. A separate Groundwater Discharge Permit through the Utah Department of Environmental Quality was issued on December 7, 2010.

In addition to completing the notice of intent filing, the BLM requires an analysis of our Plan of Operation in compliance with the National Environmental Protection Act. Approval of the Environmental Assessment was issued in January 2014 and development of the project began in February 2014 after posting a reclamation Bond in the amount of $1,348,000. The bond has since been replaced with a surety bond in the same amount, a condition of which was the deposit of $674,000 (50% of the bond amount) into escrow with the bonding company.

The Company believes it has all necessary environmental permits and authorizations to support existing operations. As we expand or update the current mining plan of operations (the “POO”), we will require an update or amendment of some permits and before we can implement any changes in our operating parameters, we will need to modify our existing permits or seek new permits. We anticipate that the following permitting modifications will be required:

●	POO Modification: A POO modification would be required to support our planned increased production capacity, expansion of the mine pit, and the expansion of the leach pad. The POO modification must be submitted to the BLM, and the process would require National Environmental Policy Act compliance, including public review and comment. We submitted the modification in first quarter 2020 and anticipate obtaining this modification by fourth quarter 2020.

●	Air Quality Permit to Construct: A modification to the Air Quality Permit to Construct would be required for production increases from the one million tons per annum to the three-million-ton level. We anticipate submitting our application in first quarter 2020 and expect permit issuance by the end of 2020.

●	Water Discharge Permit: A modification to our existing water discharge permit would be required for the expansion including enlargement of the heap leach facility. The permit includes monitoring of the heap leach leak detection system and groundwater monitoring wells in the vicinity of the heap leach and process area. We anticipate submitting the modification in first quarter 2020 and expect permit issuance by the end of 2020.

●	Reclamation Plan: A Reclamation Plan Approval would be required by the Utah DOGM Office. However, the Aggregate Mine Land Reclamation Act would require approval by the Inspectors Office of the POO amendment addressing new infrastructure and disposal facilities. We submitted the POO amendment for approval in first quarter 2020 and anticipate permit approval by the end of 2020.

We are in the process of engaging outside consultants to assist us in seeking modification or new permits to accomplish the above.

2018 and 2019 Mining Activities

During 2018 through October of that year we mined 50,000 tons of waste but did little or no crushing or processing. From October 2018 through the end of first quarter 2019, we ceased principal mining operations and focused on securing funding. During that period the mine operation was on care and maintenance with water and air quality monitoring ongoing as required by existing permits.

Using the funds from the PDK transaction, in January 2020 we commenced a drilling program on the Kiewit and JJS mining claims to determine the definition of the mineralized body and resource classification of the resources in connection with the proposed completion of a technical report on the claims. Our drilling plan includes drilling 30 holes for a total footage of 7,500 feet. This drilling began on January 14, 2020.

Planned 2020 Exploration and Mining Activities

We intend to continue our drilling program during the first three quarters of 2020 at a further cost of approximately $175,000.

We also intend to continue extraction of mineralized ore and to upgrade and expand the current facilities, as resource expansion dictates.

MANAGEMENT

Current Management

The following table sets forth as of January 20, 2020, the names and ages of, and position or positions held by, our executive officers and directors, the employment background of these persons, and any directorships held by the current directors during the last five years. The Board of Directors believes that all the directors named below are highly qualified and have the skills and experience required for effective service on the Board of Directors. The directors’ individual biographies below contain information about their experience, qualifications and skills that led the Board of Directors to nominate them.

Name	Age	Positions	Director Since	Employment Background
Howard Crosby	67	Director, Chairman	2016	Mr. Crosby served as our Chief Executive Officer from April 2016 until April 2017. Since 1989, Mr. Crosby has been president of Crosby Enterprises, Inc., a family-owned business advisory consulting firm. From 1994 to June of 2006 he served as president and director of Cadence Resources Corporation, a publicly traded oil and gas company. He served as an officer and director of Independence Resources PLC from March of 2010 until October of 2013. He served as a director of White Mountain Titanium Corporation from 2004 until March of 2016. Both Independence Resources and White Mountain Titanium were previously reporting companies with the SEC. He currently serves as President and Director of Shoshone Silver/Gold Mines, Inc. Mr. Crosby is also a director or advisor to a number of privately held companies. He received a bachelor’s degree from the University of Idaho in 1975. Mr. Crosby has extensive experience in corporate finance and strategic planning and provides valuable insight on business strategy development and strategic partnership to our Board of Directors.

Name	Age	Positions	Director Since	Employment Background
Rick Havenstrite	61	Director, President and Chief Executive Officer	2009	Mr. Havenstrite has served as our President since April 2009 and as Chief Executive Officer since April 2017 and has been employed by us to manage our mining operations since August 2009. Since May 1999 he has been the co-owner, with his wife, and President of Overhead Door Company of Sierra/Nevada, Inc., a commercial and residential door installation company and since 2004 has been a partner in RMH Overhead, LLC. From 1998 until 1999 he was employed by Nevada Star Resources, a small copper mining company, as Manager of the Nevada Star Milford Copper Project in Utah; from 1996 until 1998 he was employed by Centurion Mines Corp, a exploration mining company, as Vice-president of Operations on the Milford Copper Project; from 1992 until 1996 he was General Manager of Nevada Operations for Arimetco Mining in Yerington Nevada, a mid-size copper mining company; from 1991 until 1992 he was employed by Nevmont Minerals, a small gold mining company, as Manager of the Golden Assets Mine in Montana; from 1983 to 1990 he was employed by Silver King Mines, which subsequently changed its name to Alta Gold Corp., a mid-sized diversified mining company, beginning his employment with the company as Project Engineer at the Buckskin Mine from 1983 to 1985, subsequently moving with the company to Ely, Nevada where he was the Mine Superintendent and then Mine Manager of the Robison Mine from 1985 to 1988, and finally serving as Manager of Mining for Alta Gold’s operating mines in Nevada, Idaho, Oregon and Colorado; and from 1980 until 1983 he was employed by Utah International, a large diversified mining company, as a mine engineer of the Springer Tungsten Mine in Nevada and the Navajo Coal mine in New Mexico. Mr. Havenstrite graduated in 1980 with a Bachelor of Science degree in Mining Engineering from the University of Reno, Mackay School of Mines. He is a registered Professional Mining Engineer with the State of Utah and is an inactive Professional Mining Engineer in the State of Nevada.

Marianne Havenstrite	61	Treasurer and Principal Financial Officer	--	Ms. Havenstrite has been our Principal Financial Officer from May 2013 to April 2016 and since March 2017. Since May 1999 she has been the co-owner with her husband, and has served as Vice-President, of Overhead Door Company of Sierra/Nevada, Inc., a commercial and residential door installation company and since 2004 has been a partner in RMH Overhead, LLC. She received her Bachelor of Science degree in accounting from the University of Nevada, Reno in 1980.

Name	Age	Positions	Director Since	Employment Background
John P. Ryan	57	Director	2017	Mr. Ryan served as our Chief Financial Officer for a short time period beginning in April 2016 until March 2017. He has been an active entrepreneur in the resources sector for over twenty years. Since 1995 he has been self-employed through his own company, Quest Consulting, providing consulting services for both private and public mining companies. He has extensive experience in the natural resource sector having served as an officer and/or director of companies such as Cadence Resources from 1995 to 2005 High Plains Uranium from 2004 to 2007, U.S. Silver Corporation from 2006 to 2009, and Western Goldfields, Inc. from 2001 to 2005. From December 2012 through April 2017 he served as a director of Mineral Mountain Mining and Milling Company. Mr. Ryan has extensive executive experience and provides our Board of Directors with valuable insights regarding mining operations as well as public company expertise. Mr. Ryan has acted as a professional Director in a number of cases of turnaround and/or distressed company scenarios. Mr. Ryan obtained a B.S. in Mining Engineering from the University of Idaho in 1985 and a Juris Doctor from Boston College in 1992.

Phillip H. Holme	31	Director	2019	Since September 2014 Mr. Holme has served as Trading Officer of H&H Metals Corp., a private company engaged in trading of non-ferrous metals and concentrates, and which specializes in commercial recycling of most residues and byproducts resulting from the mining and metallurgical industry. From 2010 until August 2014, he was employed initially as an intern and ultimately as an associate of Newedge Financial Ltd., a derivatives brokerage firm. Mr. Holme graduated in 2010 with a Bachelor’s Degree in international economics and international affairs from George Washington University.

Rick Havenstrite and Marianne Havenstrite are husband and wife. From March 2018 through January 2019 we engaged H&H to provide certain mining consulting services. Mr. Holme was designated by H&H Metals Corp. to be a director of the Company in accordance with Section 3 of the Termination and Settlement Agreement dated January 16, 2019 between the Company and H&H. Mr. Holme was appointed a director concurrent with the closing of the Initial Funding by PDK on March 7, 2019.

Each director is elected until the next annual meeting of shareholders and until his successor is elected and qualified, except as otherwise provided in the Bylaws or required by law. We did not hold an annual meeting of the shareholders for the fiscal year ended December 31, 2018, and we have not scheduled an annual meeting for the current year. Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office has the power to elect such new directors for the balance of a term and until their successors are elected and qualified. There are no family relationships between any director, executive officer, or person nominated or chosen by us to become a director, other than the relationship between our President, Rick Havenstrite, and our Treasurer/Principal Financial Officer, Marianne Havenstrite, who are married.

Officers are to be elected by the Board of Directors at its first meeting after every annual meeting of stockholders. Each officer holds his office until his successor is elected and qualified or until his earlier resignation or removal.

Involvement in Certain Legal Proceedings

During the past ten years there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of the executive officers or directors, and none of these persons has been involved in any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity, any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws or regulations, or any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Executive Compensation

The following table sets forth information concerning the annual compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company for the years ended December 31, 2019 and 2018:

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary and Fees $		Option Awards $		All Other Compensation $		Total $
Rick Havenstrite, President and CEO	2019	116,692		-		-		116,692
	2018	120,000	(1)	190,000	(2)	12,000	(3)	322,000

(1)	Mr. Havenstrite’s 2018 compensation consisted of $120,000 in base salary, of which $101,538 was accrued in 2018 and paid in 2019. His amended employment agreement allows for a base salary of $144,000 at December 31, 2019. In addition, in 2019, Mr. Havenstrite received $613,231 in wages accrued prior to 2019.
(2)	Mr. Havenstrite’s option award of $190,000 in 2018 consists of options to purchase up to 1,000,000 shares of our common stock at a price of $.40. The options were fully vested on the date of grant. The fair value of each option award is valued at $.19 as estimated using the Black-Scholes valuation model.
(3)	Mr. Havenstrite received $12,000 and $12,000 in 2019 and 2018, respectively (paid to RMH Overhead, a company owned by Mr. Havenstrite), as rent paid by us for office space in Reno, Nevada.

In September 2010 we entered into an employment agreement with Mr. Havenstrite as President of our company. The term of the agreement was originally for four years, expiring September 1, 2014, with automatic one-year extensions unless notice is given by either party. The employment agreement was renewed for one-year terms beginning September 1, 2015, 2016, 2017 and 2018. Mr. Havenstrite is required under the terms of the agreement to devote a minimum of 75% of his business time to the affairs of our company. Nevertheless, he may serve on the board of directors or serve as an officer of up to three companies not engaged in business which may reasonably compete with our business, provided that he would not be required to render any material services with respect to the operations or affairs of any other business which would exceed 25% of his entire business time. In spite of the minimum percentage of his time required in his employment agreement, Mr. Havenstrite currently devotes approximately 90% of his time, or approximately 50 hours per week, to our business and approximately 10%, or five hours per week, of his business time to Overhead Door Company of Sierra/Nevada, Inc., his overhead door business in Reno, Nevada. He does not anticipate devoting more than 20% of his time to the business of his overhead door company during the term of his employment contract with us. The annual base salary is $120,000 plus performance compensation of between 10% and 100% of the annual base salary based upon fulfillment of annual performance goals established by the Board of Directors or the Compensation Committee (if any). Effective May 1, 2019, the base salary was increased to $144,000. No performance bonuses have been paid under the employment agreement since its commencement.

Under our employment agreement with Mr. Havenstrite, if we terminate the agreement without cause or if the agreement is constructively terminated by us, we have agreed to pay him a severance package equal to one-half times the largest annual base salary plus the largest annual performance compensation received by him under the agreement, payable 75% within 30 days and the balance within 30 days of the first anniversary of the termination.

Outstanding Equity Awards at 2018 Fiscal Year End

The following table sets forth the outstanding equity awards for each named executive officer as of December 31, 2019:

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Option exercise price ($)	Option expiration date
Rick Havenstrite	1,000,000	0.40	February 23, 2023

Compensation of Directors

The following table sets forth the compensation of directors for the year ended December 31, 2019:

Director Compensation

Name	Fees earned or paid in cash ($)		Total ($)
Howard Crosby	161,000	*	72,000
John Ryan	15,000		15,000
Phillip H. Holme	15,000		15,000

Director compensation for Howard Crosby of $161,000 shown above includes $94,000 accrued from previous years and $67,000 earned in 2019. Mr. Crosby’s compensation was increased from $5,000 to $6,000 per month effective June 1, 2019, and the director compensation for Mr. Ryan was set at $5,000 per quarter commencing second quarter 2019. Effective beginning second quarter 2019, we agreed to compensate Mr. Holme $5,000 per quarter for his services as a director.

Certain Relationships and Related Transactions

Under the Amended and Restated 15% Convertible Promissory Notes entered into on July 14, 2010 (the “Notes”), as corrected, between the Company and West C Street and Ibearhouse (the “Note Holders”), each a 5% shareholder of the Company, an agreement was made with the Note Holders to begin paying the monthly interest pursuant to the Notes in stock rather than cash. We issued 150,000 shares to each of the Note Holders for each of November 30, 2018, 2017, 2016 and 2015 as penalty shares in connection with the extensions of the due dates of the Notes for three one-year periods. During the year ended December 31, 2018, we accrued $32,425 as interest payable to each Note Holder and accrued interest payable for each of these Notes at December 31, 2018 was $171,175.

Effective February 28, 2018, we entered into amendments to the Notes pursuant to which no interest is payable until May 31, 2019, and the interest rate on the Notes was changed to 10%. The Note Holders also waived past defaults under the Notes of non-payment of past-due interest payments and released the convertibility feature of the Notes. These Notes were fully repaid by us in 2019.

Effective February 28, 2018, we entered into a Stock Purchase Agreement (the “SPA”) with Ibearhouse and West C Street where the Company sold 4,500,000 shares of common stock to the convertible debt holders for $625,000 in cash and several concessions as to the convertibility, due dates and default provisions on their outstanding debt.

On October 14, 2016, the Company entered into 10% Secured Convertible Promissory Notes with each of the Note Holders in the principal amounts of $125,000. The notes are secured by all of the assets of the Company. Interest payments on the notes are deferred until May 31, 2019 and the notes mature on May 31, 2019. The notes were convertible by the holders at any time prior to maturity at the lesser of (i) $0.25 per share; or (ii) the price of any convertible debt or equity funding (including the purchase of DMRJ Group’s interest by any third party.) During the year ended December 31, 2018, we accrued $12,500 as interest payable to each Note Holder and accrued interest payable for each of these Notes at December 31, 2018 was $29,692. These secured notes were fully repaid by us in 2019.

On August 7, 2017, the Note Holders funded an additional aggregate of $500,000 under similar terms. These funds were used to sustain minimum operations of the Company until resolution of the DMRJ Group debt with the trustees. On February 28, 2018 both of these notes were amended to allow for the maturity date and the payment date for accrued interest to be changed to May 31, 2019. During the year ended December 31, 2018, we accrued $24,732 as interest payable to each Note Holder and accrued interest payable for each of these Notes at December 31, 2018 was $33,570. These notes were fully repaid by us in 2019.

During 2018 and the first quarter of 2019, we entered into several short-term notes payable with the Note Holders and with Rick Havenstrite, our President. Total borrowed was $91,680 during the first quarter 2019 and $249,000 during the year ended December 31, 2018. The notes bore interest at 10%, had a 2% loan initiation fee, and were due in full on March 31, 2019. These short-term notes were repaid in full, including 10% interest and a 2% loan initiation fee, in March 2019.

Since 2009 we have leased our corporate office space from RMH Overhead, LLC (“RMH”), an entity owned and controlled by Mr. Havenstrite, our President and a director. From 2009 until February 2014 monthly rent was $500 per month and since March 2014 monthly rent has been $1,000. The rental agreement is from month-to-month and can be cancelled by either party at any time. During 2018 we paid an aggregate of $12,000 in rent for this space, $10,000 of which was paid and $2,000 was accrued, bringing the accrued rent due to RMH Overhead, LLC to $18,750. The accrued rent was fully paid by us in 2019.

On June 20, 2016, the Company entered into an agreement with RMH to lease certain mining and crushing equipment, some of which was previously owned by the Company. The terms of the lease were 24 monthly payments of $9,212 which included interest at 15%. At the conclusion of the lease term, the equipment may be purchased by the Company for a nominal fee. Although the 24-month lease term had expired at December 31, 2018, $69,562 remained due on this agreement. This account, including late fees, was fully paid by us in 2019.

Marianne Havenstrite, wife of Rick Havenstrite, is employed by the Company and acts as our Treasurer and Principal Financial Officer. For the year ended December 31, 2018 Mrs. Havenstrite earned $72,000 of which $60,923 was accrued and paid in 2019, and for the year ended December 31, 2019, Mrs. Havenstrite earned $88,615. Mrs. Havenstrite currently devotes approximately 80% of her time, or approximately 50 hours per week, to our business and approximately 20%, or ten hours per week, of her business time to Overhead Door Company of Sierra/Nevada, Inc., her overhead door business in Reno, Nevada. We do not have a formal compensation agreement with Mrs. Havenstrite.

On February 23, 2018, the Board approved the grant of an aggregate of 2,400,000 options under the 2018 Plan exercisable at $0.40 per share which terminate February 23, 2023 in the amounts and to the following:

●	Rick Havenstrite – 1,000,000 options;

●	Howard Crosby – 1,000,000 options;

●	John Ryan – 200,000 options; and

●	Linde Havenstrite – 200,000 options.

On March 26, 2019, we entered into an option to purchase 64 patented mining claims for $500,000. On June 13, 2019, we entered into a letter agreement with the Clifton Mining Company whereby it would purchase 44 of the optioned claims and we would acquire the remaining 20 claims. Each party would pay one-half of the total purchase price for the claims. The purchase price was paid by each party and the closing of the acquisition occurred on June 14, 2019.

On March 29, 2018, we entered into a five-year Agency Agreement (the “Agency Agreement”) with H&H Metals Corp., a New York corporation (“H&H”) of which Phillip H Holme, one of our directors, is a principal. Under the terms of the Agency Agreement H&H agreed to provide us certain advisory services in regard to natural resources activities and to assist us in securing purchasers for minerals produced from its mining properties. As a condition for entering into the Prepaid Forward Gold Purchase Agreement, we negotiated a termination of the Agency Agreement (the “Termination Agreement”). Under the terms of the Termination Agreement, we paid H&H $600,000, agreed to pay an additional $200,000 within 18 months, and $36,000 as a payment against the final shipment of ore by the Company. In addition, we appointed Mr. Holme as a director of the Company upon the Initial Funding.

Policies and Procedures Regarding Related Party Transactions

We have not adopted a specific policy pursuant to which an actual or proposed financial transaction, arrangement or relationship with a related person is subject to review or approval or, if applicable, ratification, by our Board of Directors. Under Nevada law any contract or other transaction between the company and one or more of its officers or directors or another entity in which one or more of the directors or officers are directors or officers or are financially interested may be void or voidable unless (i) the common relationship is disclosed to the remaining disinterested directors who thereafter approve or ratify the contract or transaction; (ii) the common relationship is disclosed to shareholders and shareholders holding a majority of the voting power of the company, including shares held by the interested officer or director, approve or ratify the contract or transaction, or (iii) the contract or transaction is fair as to the company at the time it is authorized or approved.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent. As a result, we have adopted the independence standards of the NYSE American (formerly known as the American Stock Exchange and more recently the NYSE MKT) to determine the independence of our directors. These standards provide that a person will be considered an independent director if he or she is not an officer of the Company and is, in the view of the Company’s Board of Directors, free of any relationship that would interfere with the exercise of independent judgment. Our Board of Directors has determined that John P. Ryan would be considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information furnished by current management and others, concerning the ownership of our common stock as of January 20, 2020, of (i) each person who is known to us to be the beneficial owner of more than 5% of our common stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and named executive officers; and (iii) our directors, named executive officers, and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Rick Havenstrite 1290 Holcomb Ave. Reno, NV 89502	5,162,066	(2)	18.9%
Howard Crosby 1290 Holcomb Ave. Reno, NV 89502	1,000,000	(3)	3.7%
John P. Ryan 5968 N. Govt. Way #305 Dalton Gardens, ID 83815	600,000	(4)	1.5%
Phillip H. Holme 509 Madisen Ave. Suite 2210 New York, NY 10022	1,500,000	(5)	5.7%
Executive Officers and Directors as a Group (4 Persons)	8,262,066		29.0%
H&H Metals Corp. 509 Madison Ave., Ste. 1902 New York City, NY 10022	1,500,000	(6)	5.7%
Ibearhouse, LLC Kelley Price 7806 NE 10th Street Medina, WA 98039	3,760,353		12.9%
West C Street, LLC Richard Meadows 21838 NE 102nd Street Redmond, WA 98053	2,260,353		7.8%
Clifton Mining Company 705 East 50 South American Fork, UT 84003	5,810,824		21.8%
Marianne Havenstrite 1290 Holcomb Ave Reno, NV 89502	5,162,066	(7)	18.9%

(1)	This table is based upon information supplied by officers, directors and principal stockholders and is believed to be accurate. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table. As of the date of this table, we had 26,631,603 shares outstanding.
(2)	Of these shares, 25,000 are owned of record by Mr. Havenstrite’s wife, Marianne Havenstrite, and 1,000,000 are owned of record jointly by Mr. and Mrs. Havenstrite. These shares also include exercisable options to purchase 1,000,000 shares.
(3)	Represents exercisable options to purchase 1,000,000 shares.
(4)	Includes exercisable options to purchase 200,000 shares.
(5)	The shares beneficially owned by Mr. Holme are owned of record by H&H Metal Corp., an entity controlled by Mr. Holme, who is deemed to share beneficial ownership of the shares with the entity.
(6)	H&H Metals Corp. is an entity controlled by Mr. Phillip H. Holme.
(7)	Of these shares, 3,137,066 are owned of record by Mrs. Havenstrite’s husband, Rick Havenstrite and 1,000,000 are owned of record jointly by Mr. and Mrs. Havenstrite. Also includes exercisable options to purchase 1,000,000 by Mr. Havenstrite.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of our Common Stock.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides disclosure as of December 31, 2019, of compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	-0-	N/A	-0-
Equity compensation plans not approved by security holders	2,400,000	$0.19	-0-
Total	2,400,000	$0.19	-0-

On March 28, 2018 the Board of Directors adopted the 2018 Stock Incentive Plan (the “Plan”). The purposes of the Plan are (a) to enhance our ability to attract and retain the services of qualified employees, officers, directors, consultants, and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in the ownership of our Company and thereby have an interest in the success and increased value of our Company.

There are 2,400,000 shares of common stock authorized for non-qualified and incentive stock options, restricted stock units, restricted stock grants, and stock appreciation rights under the Plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations. No shares remain available for grants under the Plan.

The Plan is administered by our board of directors; however, the board of directors may designate administration of the Plan to a committee consisting of at least two independent directors. Only employees of our Company or of an “Affiliated Company”, as defined in the Plan, (including members of the board of directors if they are employees of our Company or of an Affiliated Company) are eligible to receive incentive stock options under the Plan. Employees of our Company or of an Affiliated Company, members of the board of directors (whether or not employed by our company or an Affiliated Company), and “Service Providers”, as defined in the Plan, are eligible to receive non-qualified options, restricted stock units, and stock appreciation rights under the Plan. All awards are subject to Section 162(m) of the Internal Revenue Code.

No option awards may be exercisable more than ten years after the date it is granted. In the event of termination of employment for cause, the options terminate on the date of employment is terminated. In the event of termination of employment for disability or death, the optionee or administrator of optionee’s estate or transferee has six months following the date of termination to exercise options received at the time of disability or death. In the event of termination for any other reason other than for cause, disability or death, the optionee has 30 days to exercise his or her options.

The Plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until ten years after its adoption, whichever is earlier. Awards under the Plan may also be accelerated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets.

DESCRIPTION OF COMMON STOCK

The shares registered pursuant to the registration statement, of which this Prospectus is a part, are shares of Common Stock, all of the same class and entitled to the same rights and privileges as all other shares of Common Stock.

We are authorized to issue up to 100,000,000 shares of common stock, par value $.001 per share. All common shares are equal to each other with respect to voting, and dividend rights, and, are equal to each other with respect to liquidation rights. Special meetings of the shareholders may be called by the Chairman or the CEO and by the Secretary upon the request of a majority of the Board of Directors or the holders of not less than one-tenth of all the shares entitled to vote at the meeting. Holders of shares of common stock are entitled to one vote at any meeting of the shareholders for each share of common stock they own as of the record date fixed by the Board of Directors. At any meeting of shareholders, one-third of the outstanding shares of capital stock entitled to vote, represented in person or by proxy, constitutes a quorum. A vote of the majority of the shares represented at a meeting will govern, even if this is substantially less than a majority of the shares outstanding. Holders of common shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, sinking fund, redemption, preemptive or other subscription rights or privileges with respect to any common shares.

Directors are elected by a plurality of votes, which means that the persons receiving the greatest number of votes as directors for the number of directors to be elected at the meeting are elected to serve as directors, whether or not the number of votes cast represents a majority of the votes present at the meeting. The common shares do not have cumulative voting rights, which would permit a shareholder to multiply the number of shares he owns by the number of directors to be elected and to distribute those votes among the candidates in any manner he wishes.

We refer you to our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws, and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

PLAN OF DISTRIBUTION

General

The Selling Stockholders may seek an underwriter, broker-dealer or selling agent to sell the Shares. As of the date of this Prospectus, no Selling Stockholder has entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the Shares.

Each Selling Stockholder and any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the Shares by a Selling Stockholder and any discounts, commissions or agent’s commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If a Selling Stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this Prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, devise or gift the Shares by other means not described in this Prospectus. In addition, any Shares covered by this Prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A in certain instances, rather than under this Prospectus.

The Shares covered by this Prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with. If any of the Shares offered for resale pursuant to this Prospectus are transferred other than pursuant to a sale under this Prospectus, the subsequent holders could not use this Prospectus until a post-effective amendment to the registration statement of which this Prospectus is a part or a prospectus supplement is filed naming such holders.

The Selling Stockholders and any other person participating in the sale of the Shares may be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Common Stock to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Company intends to maintain the currency and accuracy of this Prospectus for a period of up to three years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Resales of the Shares under State Securities Laws

The National Securities Market Improvement Act of 1996 (“NSMIA”) limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(a)(1) and 4(a)(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(a)(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

LEGAL MATTERS

The validity of the shares of Common Stock offered under this Prospectus is being passed upon for us by Pearson Butler, PLLC, Attorneys at Law, South Jordan, Utah.

EXPERTS

Our financial statements for the years ended December 31, 2018 and 2017, appearing in this Prospectus which is part of a registration statement have been audited by DeCoria, Maichel & Teague, P.S., and are included in reliance upon such reports given upon the authority of DeCoria, Maichel & Teague, P.S., as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, (SEC File No. 333-_________) relating to the shares of Common Stock being offered by this Prospectus, and reference is made to such registration statement. This Prospectus constitutes the prospectus of Desert Hawk Gold Corp., filed as part of the registration statements, and it does not contain all information in the registration statements, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are required to file reports and other documents with the SEC. We do not presently intend to voluntarily furnish you with a copy of our annual report. You may read and copy any document we file with the Securities and Exchange Commission at the public reference room of the Commission between the hours of 9:00 a.m. and 5:00 p.m., except federal holidays and official closings, at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You should call (202) 551-8090 for more information on the public reference room. Our SEC filings are also available to you on the Internet website for the Securities and Exchange Commission at http://www.sec.gov.

FINANCIAL STATEMENTS

DESERT HAWK GOLD CORP

BALANCE SHEETS (unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash	$930,976	$8,716
Inventories (Note 5)	2,851,737	1,193,341
Prepaid expenses and other current assets	99,385	40,475
Total Current Assets	3,882,098	1,242,532

PROPERTY AND EQUIPMENT, net (Note 6)	5,023,587	3,415,707
MINERAL PROPERTIES AND INTERESTS, net (Note 7)	3,770,482	879,001
RECLAMATION BONDS (Note 4)	724,433	753,290

TOTAL ASSETS	$13,400,600	$6,290,530

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$210,466	$652,895
Accrued liabilities - officer and other wages (Notes 16 and 19)	-	922,039
Interest payable - related parties (Notes 8, 9 and 10)	-	463,993
Short-term notes payable - related parties (Note 8)	-	249,000
Convertible debt - related parties (Note 9)	-	1,350,000
Obligation under capital lease - related party (Note 10)	-	69,562
Notes payable - equipment (Note 11)	897,813	324,111
Settlement of consulting contract payable (Note 14)	200,000	-
Total Current Liabilities	1,308,279	4,031,600

LONG-TERM LIABILITIES
Asset retirement obligation (Note 13)	807,964	792,747
Forward sales gold contract liability (Note 3)	10,600,000	-
	11,407,964	792,747
TOTAL LIABILITIES	12,716,243	4,824,347

COMMITMENTS AND CONTINGENCIES (Note 19 )

STOCKHOLDERS’ EQUITY (Note 15)
Preferred stock, $0.001 par value, 10,000,000 shares authorized; none issued outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 26,631,603 and 20,881,603 shares issued and outstanding	26,633	20,753
Additional paid-in capital	9,466,475	7,120,355
Accumulated deficit	(8,808,751)	(5,674,925)
Total Stockholders’ Equity	684,357	1,466,183

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,400,600	$6,290,530

The accompanying notes are an integral part of these financial statements.

DESERT HAWK GOLD CORP

STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018
REVENUE:
Concentrate sales	$103,195	$195,574	$103,195	$195,574

EXPENSES:
General project costs	263,002	98,327	1,036,539	1,060,302
Consulting	-	-	437,617	-
Exploration expense	3,140	-	74,294	-
Officers and directors fees	84,096	63,000	240,941	189,000
Legal and professional	18,199	39,736	170,320	123,878
General and administrative	66,358	39,114	175,955	640,788
Loss on disposal of equipment	-	-	51,950	-
	434,795	240,177	2,187,616	2,013,968

OPERATING LOSS	(331,600)	(44,603)	(2,084,421)	(1,818,394)

OTHER INCOME (EXPENSE)
Gain on extinguishment of DMRJ debt (Note 12)	-	-	-	24,916,561
Interest and other income	1,827	57	1,827	176
Interest expense	(20,575)	(11,649)	(28,063)	(39,103)
Interest expense - related parties	-	(35,577)	(31,412)	(534,841)
Loss on settlement of consulting contract (Note 14)	-	-	(900,000)	-
Loss on settlement of redeemable stock (Note 19)	-	-	(63,094)	-
Financing expense	-	-	(28,663)	-
	(18,748)	(47,169)	(1,049,405)	24,342,793

INCOME (LOSS) BEFORE INCOME TAXES	(350,348)	(91,772)	(3,133,826)	22,524,399
INCOME TAXES	-	-	-	-

NET INCOME (LOSS)	(350,348)	(91,772)	(3,133,826)	22,524,399

DEEMED CAPITAL CONTRIBUTION ON EXTINGUISHMENT OF PREFERRED STOCK (NOTE 12)	-	-	-	4,068,720
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(350,348)	$(91,772)	$(3,133,826)	$26,593,119

BASIC NET INCOME (LOSS) PER SHARE	$(0.01)	$(0.00)	$(0.12)	$1.42

DILUTED NET INCOME (LOSS) PER SHARE	$(0.01)	$(0.00)	$(0.12)	$1.20

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-BASIC	26,631,603	20,581,603	25,241,493	18,696,072

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-DILUTED	26,631,603	20,581,603	25,241,493	22,078,058

The accompanying notes are an integral part of these financial statements.

DESERT HAWK GOLD CORP

STATEMENTS OF STOCKHOLDERS’ EQUITY (unaudited)

For the three-month periods ended September 30, 2019 and September 30, 2018

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance, June 30, 2018	20,581,603	$20,453	$7,000,655	$(4,403,252)	$2,617,856

Net loss	-	-	-	(91,772)	(91,772)

Balance, September 30, 2018	20,581,603	$20,453	$7,000,655	$(4,495,024)	$2,526,084

Balance, June 30, 2019	26,631,603	26,633	9,466,475	(8,458,403)	1,034,705

Net loss	-	-	-	(350,348)	(350,348)

Balance, September 30, 2019	26,631,603	$26,633	$9,466,475	$(8,808,751)	$684,357

The accompanying notes are an integral part of these financial statements.

DESERT HAWK GOLD CORP

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) (unaudited)

For the nine-month periods ended September 30, 2019 and September 30, 2018

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity Deficit)
Balance, December 31, 2017	1,582,563	$1,582	13,956,603	$13,828	$9,143,418	$(31,088,143)	$(21,930,897)

Extinguishment of preferred stock (Note 12)	(1,582,563)	$(1,582)	-	-	(4,067,138)	4,068,720	1,582

Stock options (Note 18)			-	-	456,000	-	456,000

Common stock issued for cash at $.40 per share	-	-	2,125,000	2,125	847,875	-	850,000

Common stock issued to convertible debtholders in connection with extinguishment of DMRJ debt (Note 12)	-	-	4,500,000	4,500	620,500	-	625,000

Net income	-	-	-	-	-	22,524,399	22,524,399

Balance, September 30, 2018	-	-	20,581,603	$20,453	$7,000,655	$(4,495,024)	$2,526,084

Balance, December 31, 2018	-	-	20,881,603	20,753	7,120,355	(5,674,925)	1,466,183

Common stock issued in connection with acquiring mineral proprerties and interests (Note 7)	-	-	5,750,000	5,750	2,294,250	-	2,300,000

Common stock issued in connection with settlement of consulting contract (Note 14)	-	-	-	130	51,870	-	52,000

Common stock released in settlement of redeemable stock (Note 19)	-	-	-	-	-	(3,133,826)	(3,133,826)

Net loss

Balance, September 30, 2019			26,631,603	$26,633	$9,466,475	$(8,808,751)	$684,357

The accompanying notes are an integral part of these financial statements.

DESERT HAWK GOLD CORP

STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended
	September 30,	September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(3,133,826)	$22,524,399
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation and amortization	605,854	313,346
Gain on extinguishment of DMRJ debt (Note 12)	-	(24,916,561)
Stock based compensation	-	456,000
Accretion of asset retirement obligation	56,019	54,384
Gain on settlement of asset retirement obligation	(20,451)	-
Loss on disposal of equipment, net	51,950	-
Common stock issued for consulting contract settlement	100,000	-
Common stock issued for settlement of redeemable stock	52,000	-
Changes in operating assets and liabilities:
Inventories	(1,658,396)	63,804
Prepaid expenses and other current assets	(58,910)	55,466
Accounts payable and accrued expenses	(442,429)	112,605
Accrued liabilities - officer wages	(922,039)	149,462
Interest payable - related parties	(463,993)	105,286
Interest payable - DMRJ	-	451,891
Settlement of consulting contract payable	200,000	-
Net cash used by operating activities	(5,634,221)	(629,918)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(844,904)	(38,500)
Additions to mineral properties and interests (Note 7)	(900,000)	-
Additions to reclamation bonds	(13,945)	(176)
Net cash used by investing activities	(1,758,849)	(38,676)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	-	1,475,000
Proceeds from note payable - related parties	91,680	100,000
Proceeds from forward gold contract liability, net	10,600,000	-
Payment on note payable - DMRJ	-	(625,000)
Payment of obligation under capital lease - related party	(69,562)	(15,930)
Payment of notes payable - equipment	(616,108)	(334,503)
Proceeds from convertible debt - related parties	(340,680)	72,000
Payment of short term note payable - related parties	-	-
Payment of convertible debt - related parties	(1,350,000)	-
Net cash provided by financing activities	8,315,330	671,567

NET INCREASE IN CASH	922,260	2,973
CASH, BEGINNING OF PERIOD	8,716	4,212

CASH, END OF PERIOD	$930,976	$7,185

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Extinguishment of preferred stock	$-	$4,068,720
Equipment acquired with notes payable - equipment	1,189,810	141,631
Accounts payable settled with notes payable - equipment	-	131,436
Common stock issued for mineral properties and interests	2,200,000	-
Funds sent by buyer directly to previous owner for purchase of royalty interest (Note 8)	2,200,000	-

The accompanying notes are an integral part of these financial statements.

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Desert Hawk Gold Corp. (the “Company”), a Nevada Corporation, was incorporated on November 5, 1957. The Company commenced its current mining activities on May 1, 2009.

During the year ended December 31, 2009, the Company entered into Joint Venture Agreements with the Clifton Mining Company (“Clifton”), the Woodman Mining Company and the Moeller Family Trust for the lease of certain of their property interests in the Gold Hill Mining District of Utah.  In 2011, the Company entered into an agreement with DMRJ Group, (a Platinum Partners related entity), which allowed for long term funding of the Kiewit project and helped to provide cash flow for operations during the period from 2009 until 2014 while the permitting process was ongoing. The final permit needed to begin development of the Kiewit property was received in January 2014 and development began in February 2014. Construction at the site was substantially complete at September 30, 2014. Revenue from the heap leach operation began in October 2014 with the first sales of gold concentrate. Production commenced and revenues of approximately $7,200,000 from sales of gold and other metals concentrate have been received through September 30, 2019.

On March 8, 2018, the Company successfully finalized an agreement with the trustees of DMRJ Group (“DMRJ”) which eliminated the note and interest payable balance of $25,541,561 due to DMRJ in exchange for $625,000. In addition, all outstanding shares of preferred stock held by DMRJ were retired and cancelled. See Note 12.

Prior to March 2019, ongoing undercapitalization continued to hamper the Company’s ability to operate. Due to lack of funding, the Company was temporarily shut down since third quarter of 2017. On March 7, 2019, the Company successfully finalized a forward gold sales contract agreement (the Pre-Paid Forward Gold Purchase Agreement (the “Purchase Agreement”)) that provided funding and enabled production to resume later in 2019. See Note 3.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

In the opinion of management, the accompanying unaudited interim balance sheets and statements of operations, cash flows and stockholders’ equity contain all adjustments, consisting of normal recurring items, necessary to present fairly, in all material respects, the financial position of the Company as of September 30, 2019, and the results of its operations and its cash flows for the three and nine month periods ended September 30, 2019 and 2018. The operating and financial results for the Company for the nine months ended September 30, 2019 are not necessarily indicative of the results that may be expected for the year ended December 31, 2019.

These unaudited interim financial statements have been prepared by management in accordance with generally accepted accounting principles used in the United States of America (“U.S. GAAP”) and are presented in U.S. dollars. These unaudited interim financial statements do not include all note disclosures required by U.S. GAAP on an annual basis, and therefore should be read in conjunction with the annual audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on July 29, 2019.

Accounting for Stock Options and Stock Awards Granted to Employees and Nonemployees

All transactions in which goods or services are received for the issuance of shares of the Company’s common stock or options to purchase shares of common stock are accounted for based on the fair value of the goods or services received or the fair value of the equity interest issued, whichever is more reliably measurable. For stock options, the Company estimates the fair value of stock-based compensation using the Black-Scholes model, which requires the input of some subjective assumptions. These assumptions include estimating the length of time employees will retain their vested stock options before exercising them (“expected life”), the estimated volatility of the Company’s common stock price over the expected term (“volatility”), the risk-free interest rate and the dividend yield. Changes in the subjective assumptions can materially affect the estimate of the fair value of stock-based compensation.

Inventories

The recovery of gold from certain oxide ores is achieved through the heap leaching process. Under this method, mineralized material is placed on a leach pad where it is treated with a chemical solution, which dissolves the gold contained in the material. The resulting “pregnant” solution is further processed in a plant where gold is recovered. The Company records ore on leach pad, solution in carbon columns in process and gold doré, at average production cost per gold ounce, less provisions required to reduce inventory to net realizable value. Production costs include the cost of mineralized material processed; direct and indirect materials and consumables; direct labor; repairs and maintenance; utilities; depreciation and amortization of property, equipment, and mineral properties; and mine administrative expenses. Revenue from the sale of silver is accounted for as by-product and is deducted from production costs. Costs are removed from ore on leach pads as ounces are recovered based on the average cost per recoverable ounce of gold on the leach pad.

Estimates of recoverable gold on the leach pad are calculated from the quantities of material placed on the leach pad (measured tons added to the leach pad), the grade of material placed on the leach pad (based on assay data) and an estimated recovery percentage (based on ore type). The nature of the leaching process inherently limits the ability to precisely monitor inventory levels. As a result, actual gold ounces recovered are regularly monitored and estimates are refined based on actual results over time. As of September 30, 2019, the Company had a limited operating history and actual results only over that short period of time. Due to this, estimates of recoverable gold are based primarily on initial tests and only limited refinements.

Variations between actual and estimated quantities resulting from changes in assumptions and estimates that do not result in write-downs to net realizable value are accounted for on a prospective basis. The ultimate recovery of gold from a leach pad will not be known until the leaching process is concluded. The quantification of material inventory on the leach pad is based on estimates of the quantities of gold at each balance sheet date that the Company expects to recover during the next 12-18 months.

Revenue Recognition

Sales of gold concentrate sold directly to customers are recorded as revenues and receivables upon completion of the performance obligations and transfer of control of the product to the customer. For concentrate sales, the performance obligation is met, the transaction price can be reasonably estimated, and revenue is recognized generally at the time of shipment at estimated forward prices for the anticipated month of settlement. Due to the time elapsed from shipment to the customer and the final settlement with the customer, prices at which sales of the Company’s concentrates will be settled are estimated. Previously recorded sales and accounts receivable are adjusted to the estimated settlement metals prices until final settlement by the customer.

Sales and accounts receivable for concentrate shipments are recorded net of charges by the customer for treatment, refining, smelting losses, and other charges negotiated with the customers. Charges are estimated upon shipment of concentrates based on contractual terms, and actual charges typically do not vary materially from estimates. See Note 17.

Earnings (loss) Per Share

Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of the Company.

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Net income (loss)	$(350,348)	$(91,772)	$(3,133,826)	$22,524,399
Deemed capital contribution on extinguishment of preferred stock	-	-	-	4,068,720
Net income (loss) available to common shareholders - basic	(350,348)	(91,772)	(3,133,826)	26,593,119
Interest expense on convertible notes payable - related parties	-	-	-	55,561
Net income (loss) available to common shareholders - diluted	$(350,348)	$(91,772)	$(3,133,826)	$26,648,680

Weighted average shares outstanding - basic	26,631,603	20,581,603	25,241,493	18,696,072
Dilutive shares – convertible notes payable – related parties	-	-	-	3,381,986
Weighted average shares outstanding - diluted	26,631,603	20,581,603	25,241,493	22,078,058

Basic income (loss) per share	$(0.01)	$(0.00)	$(0.12)	$1.42

Diluted income (loss) per share	$(0.01)	$(0.00)	$(0.12)	$1.21

Excluded in diluted income (loss) per share as inclusion would have an antidilutive effect:
Convertible debt – related parties	-	3,381,986	-	-
Stock options	2,400,000	2,400,000	2,400,000	2,400,000
	2,400,000	5,781,986	2,400,000	2,400,000

Going Concern

As shown in the accompanying financial statements, the Company had an accumulated deficit of $8,808,751 through September 30, 2019 and net loss of $3,133,826 for the nine months ended September 30, 2019. Both raise doubt about the Company’s ability to continue as a going concern. However with the funding received under the Purchase Agreement (Note 3) in March 2019 and working capital of $2,573,819 at September 30, 2019, the Company believes it has the ability to meet its obligations for the next twelve months.

New Accounting Pronouncements

 In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02 Leases (Topic 842). The update modifies the classification criteria and requires lessees to recognize the assets and liabilities on the balance sheet for most leases. The update is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. Upon implementation of the new guidance, the Company will be required to recognize a liability and right-of-use asset for its operating leases. The Company has elected the transition option to apply the new guidance at the effective date without adjusting comparative periods presented. Adoption of the ASU on January 1, 2019 had no material impact to the Company’s financial statements as the Company has no long term leases.

In June 2018, the FASB issued ASU No. 2018-07 Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. The update involves simplification of several aspects of accounting for nonemployee share-based payment transactions by expanding the scope of Topic 718 to include nonemployee awards. The update was effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years, with early adoption permitted. Adoption of this update as of January 1, 2019 did not have a material impact on the Company’s financial statements.

In August 2018, the FASB issued ASU No. 2018-13 Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement. The update removes, modifies and makes additions to certain disclosure requirements with respect to fair value measurements. The update is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is evaluating the impact of this update on fair value measurement disclosures.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 3 – FORWARD GOLD SALES CONTRACT LIABILITY

During the first quarter of 2019, the Company entered into and closed a Pre-Paid Forward Gold Purchase Agreement (the “Purchase Agreement”) with PDK Utah Holdings L.P. (“PDK”) for the sale and purchase by PDK of gold produced from the Company’s mining property. Under the terms of the Purchase Agreement, PDK agreed to purchase a total of 73,910 ounces of gold from the Company at a reduced market price. Prepayment will be made in three tranches, with the initial tranche in the amount of $11,200,000 having been made upon execution of the Purchase Agreement on March 7, 2019 (the “Initial Funding”), $4,500,000 for Tranche 2 to occur at least six months following the Initial Funding date, and $5,500,000 for Tranche 3 to occur at least 10 months following the Initial Funding date, provided that all conditions precedent for funding Tranches 2 and 3 are met. From the Initial Funding, the Company paid an upfront fee of $600,000 to PDK for expenses incurred in connection with the transaction. Under the terms of the Purchase Agreement, the Company agreed to sell gold at a reduced market price in certain quantities during agreed periods following prepayment of each tranche. The first gold delivery of 655 ounces is due December 2020.

The Purchase Agreement contains provisions requiring the Company to pay PDK a portion of the proceeds when gold is sold to a third party. In addition, PDK may reduce the required number of ounces to be sold in exchange for common shares of the Company. As security for the obligations of the Company under the Purchase Agreement, the Company has granted PDK a security interest in all of the assets of the Company and has issued and recorded a Leasehold Deed of Trust, Assignment of Leases, Rents, As Extracted Collateral and Contracts, Security Agreement and Fixture Filing. The Purchase Agreement contains representations and warranties, as well as affirmative and negative covenants customary to a transaction of this nature.

The forward gold sales contract liability due under the terms of the Purchase Agreement at June 30, 2019 is $10,600,000 which is the $11,200,000 received from PDK in the initial tranche less the $600,000 upfront fee paid by the Company. On October 31, 2019, the Purchase Agreement was amended to reduce the number of gold ounces to be delivered and the amount of funding to be received in Tranches 2 and 3 (Note 20).

NOTE 4 – RECLAMATION BONDS

At September 30, 2019 and December 31, 2018, the Company has a surety bond of $674,000 in an escrow account with the bonding company for reclamation of its property. This escrowed amount is held at Bank of New York, Mellon for the Company’s benefit. It may not be released to the Company without the prior consent of the surety bondholder. The escrowed amount does not earn interest.

In March 2019, as part of the Amended Lease (Note 7), the Company returned the Cactus Mill property and the reclamation bond of $42,802 on that property to Clifton Mining Company.

Total reclamation bonds posted at September 30, 2019 and December 31, 2018 are $724,433 and $753,290, respectively, which consists of the above escrowed amount along with certificate of deposits held with the state of Utah for the remaining bonds on the property, including exploration bonds.

NOTE 5 – INVENTORIES

Inventories at September 30, 2019 and December 31, 2018 consists of the following:

	September 30, 2019	December 31, 2018
Ore on leach pad	$2,756,624	$1,193,341
Carbon column in process	88,372	-
Finished goods	6,741	-
Total	2,851,737	1,193,341
Less: current portion	(2,851,737)	(1,193,341)
Non-current inventories	$-	$-

Inventories at September 30, 2019 and December 31, 2018 were valued at net realizable value because inventory-related costs were greater than the amount the Company expects to receive on the sale of the estimated gold ounces contained in inventories at both period-end dates.

NOTE 6 – PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at September 30, 2019 and December 31, 2018:

	September 30,	December 31,
	2019	2018
Equipment	$4,563,395	$3,093,690
Furniture and fixtures	6,981	6,981
Electronic and computer equipment	50,587	52,874
Vehicles	211,005	108,089
Land improvements	44,840	-
Land	250,000	-
	5,126,808	3,261,634
Less accumulated depreciation	(2,069,019)	(1,856,149)
	3,057,789	1,405,485

Kiewit property facilities	2,497,436	2,497,436
Less accumulated amortization	(531,638)	(487,214)
	1,965,798	2,010,222

Total	$5,023,587	$3,415,707

For the Kiewit property facilities, amortization expense is based on units of production. Amortization based on total units of production, plus an adjustment in total expected ounces expected to be produced from the facilities, resulted in an amortization adjustment of $123,506 and $83,965 for the three and nine months ended September 30, 2019, respectively. There was no amortization in the three and nine months ended September 30, 2018 due to the lack of production.

On June 13, 2019, the Company entered into an agreement whereby the Company acquired 20 claims adjacent to the Kiewit property from Ben Julian, LLC for $250,000.

NOTE 7 – MINERAL PROPERTIES AND INTERESTS

Mineral properties and interests as of September 30, 2019 and December 31, 2018 are as follows:

	September 30, 2019	December 31, 2018

Kiewit and all other sites	$3,700,000	$600,000
Less accumulated amortization	(201,215)	(36,948)
	3,498,785	563,052

Asset retirement obligation
Kiewit Site	452,193	452,193
Kiewit Exploration	11,126	11,126
Cactus Mill	-	26,234
Total	463,319	489,553
Less accumulated amortization	(191,622)	(173,604)
	271,697	315,949

Total	$3,770,482	$879,001

In 2009, the Company entered into a Joint Venture Agreement with the Clifton Mining Company (“Clifton”) and the Woodman Mining Company for the lease of their property interests in the Gold Hill Mining District of Utah. In March 2019, the Company and Clifton entered into a Second Amended and Restated Lease Agreement (the “Amended Lease”).   Under the terms of this Amended Lease, the Company relinquished its leasehold interest in all but 10 of the patented mining claims, for which it retained only the surface rights, and 66 of the unpatented lode mining claims previously held by the Company. The Cactus Mill property was returned to Clifton Mining Company as part of this agreement.

As consideration for entering into the Amended Lease, the Company issued 5,500,000 shares of its common stock with a fair value of $2,200,000 which was added to the carrying value of the mineral properties and interests. In addition, the Company and Clifton entered into a Registration Rights Agreement to register for resale the shares issued to Clifton which requires the Company to register the shares within 18 months following the Initial Funding. In the event the Company does not register the shares within the 18-month period, the Company is obligated to pay Clifton a royalty equal to 2.5% of the net smelter returns from the minerals generated from the Company’s mining claims.

Under the terms of the initial Joint Venture Agreement, the Company was required to pay a 4% net smelter royalty (“NSR”) on base metals in all other areas except for production from the Kiewit gold property and a NSR on gold and silver, except for production from the Kiewit gold property, based on a sliding scale of between 2% and 15% based on the price of gold or silver, as applicable.  The Company was also required to pay Clifton a 6% NSR on any production from the Kiewit gold property.

As part of the Purchase Agreement (Note 3) finalized in March 2019, these NSRs were bought out by the Company from Clifton and two other minority royalty holders at a cost of $900,000 which was added to the carrying value of the mineral properties and interests. The buyer of the Purchase Agreement (Note 3), PDK, acquired a 4% NSR, previously held by Clifton, on the Kiewit property for $2,200,000. A 4% NSR on any production from the Kiewit gold property is now due to PDK.

Amortization of the mineral properties and interests is based on units of production. Amortization based on total units of production, plus an adjustment in total expected ounces expected to be produced from the facilities, resulted in amortization expense of $170,959 and $184,837 for the three and nine months ended September 30, 2019, respectively. There was no amortization in the three and nine months ended September 30, 2018 due to lack of production.

NOTE 8 – SHORT-TERM NOTES PAYABLE – RELATED PARTIES

During 2018 and the first quarter of 2019, the Company entered into several short-term notes payable with the convertible debt holders (Note 9) and with the Company’s president. Total borrowed was $91,680 during the first quarter 2019 and $249,000 during the year ended December 31, 2018. The notes bore interest at 10%, had a 2% loan initiation fee, and were due in full on March 31, 2019. Accrued interest payable to related parties on these notes at September 30, 2019 and December 31, 2018 was nil and $7,243. Interest expense recognized on these loans was nil and $5,820 for the three and nine months ended September 30, 2019, respectively. No interest expense was recognized during the three and nine months ended September 30, 2018.

These short-term notes were repaid in full, including 10% interest and a 2% loan initiation fee, in March 2019 as part of the terms of the Purchase Agreement.

NOTE 9 – CONVERTIBLE DEBT – RELATED PARTIES

2009 Convertible Notes:

On November 18, 2009, the Company issued convertible promissory notes to two of its minority shareholders, for a total of $600,000. The notes bore interest at 15% per annum. Interest-only was payable in equal monthly installments of $7,500. The notes were convertible at a rate of $0.70 per share.

The Company failed to repay the notes in full on the November 30, 2012 through the 2017 maturity dates, so the Company was required to issue an additional 300,000 shares of common stock to these debt holders in each of those years. In 2014, 2015, 2016, and 2017, the annual issuance of shares of common stock was valued at an estimated $0.04 (total $12,000) each and was accounted for as financing expense.

The Company failed to repay the notes on the November 2018 maturity date. During the year ended December 31, 2018, the Company issued shares of common stock valued at $0.40 per share based on the cash price of common stock sales during 2018 which was recognized as financing expense. The due date of the note was extended to May 31, 2019. Interest had not been paid since November 2014. Per the terms of the notes, interest on these notes is not convertible to common stock.

On February 28, 2018, the notes were amended changing the interest rate from 15% to 10% effective March 1, 2018 and allowing for accrued interest to be payable in full on May 31, 2019. The amendment further waived the default provision in the notes for past due interest. In addition, as part of the agreement, the convertible feature of the notes was removed.

2016 Convertible Notes:

On October 14, 2016, the Company issued additional convertible promissory notes to the convertible debt holders for a total of $250,000. The notes bore interest at 10% per annum and were due in full on September 30, 2018. The notes were convertible at a rate of $0.25 per share. These notes were amended in February 2018 to extend the due date of the notes and the accrued interest to May 31, 2019. Interest on these notes is convertible to common stock.

2017 Convertible Notes:

On August 7, 2017, the convertible debt holders agreed to fund up to an additional aggregate of $500,000 under terms similar to existing convertible debt agreements. At December 31, 2017, $428,000 of these funds had been advanced. The remaining $72,000 was advanced in 2018 with the final advance on February 9, 2018. On February 28, 2018, these notes were amended to postpone the maturity date and interest payment date to May 31, 2019.

Accrued interest payable to related parties on the above convertible notes payable was nil and $456,750 at September 30, 2019 and December 31, 2018, respectively. Interest expense recognized on these loans was nil and $34,027for the three months ended September 30, 2019 and September 30, 2018, respectively and nil and $105,287 for the nine months ended September 30, 2019 and September 30, 2018, respectively.

All of these notes were paid in full, including accrued interest, on March 7, 2019 with funds received under the Purchase Agreement.

NOTE 10 – OBLIGATION UNDER CAPITAL LEASE — RELATED PARTY

A capital lease was entered into on June 20, 2016 with RMH Overhead, LLC for mining and crushing equipment valued at $185,618, some of which had been previously owned by the Company. RMH Overhead, LLC is an entity owned by the Company’s president, Rick Havenstrite. The equipment is being amortized over the estimated useful life of the equipment. Accumulated amortization at December 31, 2018 was $66,292.

Lease payments were paid in full, including accrued interest and late fees, in March 2019 with funds received under the Purchase Agreement.

NOTE 11 – NOTES PAYABLE – EQUIPMENT

The following is a summary of the equipment notes payable:

	September 30, 2019	December 31, 2018
Note payable to Komatsu Financial, collateralized by a Komatsu Telehandler lift, due in 48 monthly installments of $2,441 including interest at 4.99%.	$-	$27,192

Note payable to CAT Financial, collateralized by used mining equipment due in 36 monthly installments of varying amounts including interest at 4.68%.	-	117,002

Note payable to Wheeler Machinery, collateralized by used crushing equipment, due in 9 monthly installments of $39,009.	-	145,066

Note payable to Komatsu Financial, collateralized by a Komatsu D275 dozer, due in one monthly installment of $21,000 and 47 monthly installments of $11,674 including interest at 2.99%.	-	34,851

Note payable to Wheeler Machinery, collateralized by a used Metso C3054 Jaw Crusher, due in 5 monthly installments of $45,000, beginning June 2019, including interest at 8%.	44,702	-

Note payable to Wheeler Machinery, collateralized by a used CAT 740 Haul truck, due in 11 monthly installments of $14,475, beginning May 2019, including interest at 8%, with a balloon payment due in April 2020 of $168,873.	245,631	-

Note payable to Wheeler Machinery, collateralized by a used D8T dozer, due in 11 monthly payments of $19,125, beginning August 2019, including interest at 10%, with a balloon payment due in July 2020 of $350,281.	488,778	-

Note payable to Komatsu Equipment, collateralized by a used PC490 Excavator, due in 11 monthly payments of $10,320, beginning July 2019, including interest at 9%, with a balloon payment due in March 2020 of $71,372.	118,702	-
	897,813	324,111
Current portion	(897,813)	(324,111)
Long term portion	$-	$-

Principal payments are as follows for the twelve months ended September 30, 2020	$897,813

All of the above notes with balances due at December 31, 2018 were paid in full in March 2019 with funds received under the Purchase Agreement.

NOTE 12 – NOTE PAYABLE — DMRJ

In July 2010, the Company entered into an Investment Agreement with DMRJ. The Agreement had been modified numerous times and operated under the Fourteenth Amendment to the Investment Agreement dated December 22, 2016. The Amendments provided for extensions of payment dates, increased funding capacity and other modifications to the debt agreement. At December 31, 2017, DMRJ beneficially owned approximately 77% of the Company (on a fully diluted basis) with Series A, A-2 and B preferred stock shares convertible to 47,211,002 shares of common stock (See Note 15).

In the third quarter of 2016, control of the management of DMRJ was given to court appointed trustees of the two major funds of Platinum Partners. On March 8, 2018, the Company finalized an agreement with the trustees to discharge all of the amounts owed by the Company to DMRJ and to extinguish all of DMRJ’s shares of the Company’s preferred stock in exchange for $625,000. On the date of the agreement, the principal balance of the note was $15,554,552 and accrued interest payable was $9,987,009 for a total balance due of $25,541,561. As a result of the transaction, in the quarter ended March 31, 2018, the Company recognized a gain on extinguishment of debt of $24,916,561.

All of the preferred stock of the Company that had been issued to DMRJ in prior years was extinguished. The preferred stock was originally recorded for a total value $4,068,720. As a result of the extinguishment, the Company adjusted accumulated deficit for the value of the preferred stock. This amount is considered a capital contribution and has been added to net income attributable to common stockholders in the calculation of earnings per share for the nine months ended September 30, 2018.

After the above transactions, DMRJ is no longer a shareholder (beneficially or otherwise) of the Company as of March 8, 2018.

During the quarter ended March 31, 2018, the existing convertible debt holders funded the $625,000 and modifications to their existing convertible note terms were made in exchange for 4,500,000 shares of the Company’s common stock. See Notes 9 and 15.

NOTE 13 –ASSET RETIREMENT OBLIGATION

Changes in the asset retirement obligation for the nine-month periods ended September 30, 2019 and 2018 are as follows:

	September 30, 2019	September 30, 2018
Asset retirement obligation, beginning of period	$792,747	$1,046,621
Reduction in liability due to transfer of Cactus Mill property	(40,802)	-
Accretion expense	56,019	18,128
Asset retirement obligation, end of period	$807,964	$1,064,749

During the nine months ended September 30, 2019, the Cactus Mill property was returned to Clifton as part of the terms of the Amended Lease (Note 7). The net asset retirement cost of $20,351 and obligation of $40,802 relating to the Cactus Mill property were eliminated resulting in a gain on settlement of asset retirement obligation of $20,451 recognized in the statement of operations.

NOTE 14 – SETTLEMENT OF CONSULTING CONTRACT

On March 29, 2018, the Company entered into a five-year Agency Agreement (the “Agency Agreement”) with H&H Metals Corp., a New York corporation (“H&H”). Under the terms of the Agency Agreement, H&H agreed to provide certain advisory services in regard to natural resources activities and to assist in securing purchasers for minerals produced from its mining properties.

On January 16, 2019, as a condition for entering into the Purchase Agreement (Note 3), the Company negotiated a termination of the Agency Agreement (the “Termination Agreement”) with H&H. Under the terms of the Termination Agreement, the Company paid H&H $600,000 in cash and agreed to pay an additional $200,000 within 18 months. The Company also issued 250,000 shares of its common stock with a fair value of $100,000 to H&H. In addition, Phillip H. Holme, a principal of H&H, became a director of the Company.

The Company recognized a loss on settlement of consulting contract of $900,000 during the quarter ended September 30, 2019. The balance of $200,000 is due under the settlement agreement at September 30, 2019.

NOTE 15 – CAPITAL STOCK

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock. All shares have equal voting rights and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

2019 Activity

During the nine month period ended September 30, 2019, the Company had the following transactions relating to common stock. All shares issued were valued at $0.40 per share based on the most recent sale of common stock for cash:

●	Issued 5,500,000 shares of common stock to Clifton in connection with the Amended Lease (Note 7). The fair value of these shares was $2,200,000.

●	Issued 250,000 shares of common stock to H&H in connection with settlement of a consulting contract (Note 14). The fair value of these shares was $100,000.

●	In connection with the settlement of stock redeemable with gold proceeds issued in 2012, the Company allowed investors to retain 130,000 shares of common stock that had been issued in connection with a financing in 2012 (Note 19). The fair value of these shares was $52,000.

2018 Activity

During the nine month period ended September 30, 2018, the Company had the following transactions relating to common stock:

●	Sold 4,500,000 shares of common stock to the convertible debt holders for $625,000 in cash and several concessions as to the convertibility, due dates and default provisions on their outstanding debt. See Note 9.

●	Sold 2,125,000 shares of its common stock at $0.40 per share for cash proceeds of $850,000.

Preferred Stock

The Company’s Articles of Incorporation authorized 10,000,000 shares of $0.001 par value Preferred Stock available for issuance with such rights and preferences, including liquidation, dividend, conversion, and voting rights, as the Board of Directors may determine.

On March 8, 2018, the Company finalized an agreement with the trustees of DMRJ, who owned all of the Series A, A-2 and Series B outstanding preferred stock. This agreement discharged all of the debt owed by the Company to DMRJ and its related affiliates and returned all of the shares of preferred stock to the Company in exchange for $625,000. The Company then cancelled all of the preferred shares of stock. As a result, DMRJ relinquished all ownership in the Company. See Note 12.

NOTE 16 – RELATED PARTY TRANSACTIONS

In addition to transactions disclosed in Notes 8, 9, 10 and 19, the Company had the following related party transaction.

The Company has a month to month lease agreement for its office space with RMH Overhead, LLC, a company owned by Rick Havenstrite, the Company’s President and a director. The Company recognized rent expense of $3,000 for the three months ended September 30, 2019 and 2018, respectively, under this lease. The Company recognized rent expense of $9,000 for the nine months ended September 30, 2019 and 2018, respectively, under this lease. At September 30, 2019 and December 31, 2018, amounts due to RMH Overhead, LLC of nil and $18,750, respectively, are included in in accounts payable and accrued expenses on the balance sheet.

NOTE 17 – REVENUE RECOGNITION

The Company’s product consists of an unrefined gold concentrate, which is then refined offsite to become doré. For the three and nine months ended September 30, 2019, the Company had sales of gold concentrate in the amount of $103,195, all of which sold through Asahi Refining. For the three and nine months ended September 30, 2018, the Company had gold concentrate sales of $195,574, all of which sold to H&H Metals Corp. Revenue is recognized upon the completion of the performance obligations and transfer of control of the product to the customer, and when the transaction price can be determined or reasonably estimated.

Sales and accounts receivable for sales are recorded net of charges for treatment and other charges which represent components of the transaction price. Charges are estimated by management upon transfer of risk based on contractual terms, and actual charges typically do not vary materially from management’s estimates. Revenue from the sale of metals may be subject to adjustment upon final settlement of estimated metal prices, weights and assays, and are recorded as adjustments to revenue in the period of final settlement of prices, weights and assays; such adjustments are typically not material in relation to the initial invoice amounts. Costs charged by the refiner include fixed treatment, refining and costs per ton of concentrate and may include penalty charges for other metal content above a negotiated baseline as well as excessive moisture.

Management has determined the performance obligation is met and title is transferred when the Company delivers the concentrate to the customer because, at that time, (i) legal title is transferred to the customer, (ii) the customer has accepted the concentrate lot and obtained the ability to realize all of the benefits from the product, (iii) the concentrate content specifications are known, have been communicated to the customer, and the customer has the significant risks and rewards of ownership to it, and (iv) the Company has the right to payment for the concentrate. The performance obligation is met, the transaction price is known, and revenue is recognized at the time of transfer of control of the agreed-upon metal quantities to the customer.

Product sales for the three and nine month periods ended September 30, 2019 and 2018 are shown below. At September 30, 2019 and December 31, 2018, the Company did not have a gold sales receivable balance.

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Gold	$119,200	$211,812	$119,200	211,812
Silver (by-product)	970	2,715	970	2,715
Less: Royalties, refining charges, and sales costs	(16,975)	(18,953)	(16,975)	(18,953)
Total	$103,195	$195,574	$103,195	$195,574

NOTE 18 – STOCK OPTIONS

The Company has reserved 2,400,000 shares under its 2018 Stock Incentive Plan (the “Plan”). The Plan was adopted by the board of directors on March 28, 2018, retroactive to February 23, 2018, as a vehicle for the recruitment and retention of qualified employees, officers, directors, consultants, and other service providers. The Plan is administered by the Board of Directors. The Company may issue, to eligible persons, restricted common stock, incentive and non-statutory options, stock appreciation rights and restricted stock units. The terms and conditions of awards under the Plan will be determined by the Board of Directors.

On February 23, 2018, the Board approved the grant of an aggregate of 2,400,000 non-statutory options under the 2018 Plan exercisable at $0.40 per share which expire February 23, 2023 in the amounts and to the following:

●	Rick Havenstrite, President and CEO – 1,000,000 options

●	Howard Crosby, Director – 1,000,000 options

●	John Ryan, Director – 200,000 options

●	Linde Havenstrite, Project Engineer – 200,000 options

The options were fully vested on the date of grant. The fair value of the options, calculated using the Black Scholes model, of $456,000 was recognized as stock based compensation cost for the nine month period ended September 30, 2018, which was included in general and administrative expenses.

Outstanding options at September 30, 2019 are 2,400,000, have a remaining life of 3.3 years, and had no intrinsic value. No options were granted, expired, or were exercised during the three-month period ended September 30, 2019.

NOTE 19 – COMMITMENTS AND CONTINGENCIES

In addition to commitments disclosed in Notes 3 and 7, the Company had the following commitments and contingencies.

Personal property tax and other accrued liabilities

Personal property tax for Tooele County, Utah, is billed and becomes due on November 30 of each year. At September 30, 2019, the amount due to Tooele County is nil. At December 31, 2018, the balance due for these taxes was $134,687 which included delinquent taxes from prior years. The balance was paid in full in March 2019 with funds received under the Purchase Agreement.

Employment Agreements

The Company has an employment agreement with Mr. Havenstrite as President of the Company, which is ongoing. The agreement, as amended, requires Mr. Havenstrite to meet certain time requirements and limits the number of other board member obligations in which he can participate. The agreement allows for a base annual salary of $144,000 plus certain performance compensation upon fulfillment of established goals. The agreement allows the board of directors to terminate Mr. Havenstrite’s employment at any time, providing for a severance payment upon termination without cause.

Beginning in 2019, the Company’s board of directors agreed to compensate directors for their contributions to the management of the Company, with one director receiving $6,000 per month and the other two directors receiving $5,000 per quarter.

At September 30, 2019 and December 31, 2018, accrued compensation of nil and $828,039, were due to officers of the Company. Of the amounts accrued at September 30, 2019 and December 31, 2018, accrued compensation of nil and $593,232 is due to Rick Havenstrite and nil and $234,807 is due to Marianne Havenstrite, Treasurer and Principal Financial Officer. In addition, nil and $94,000 was due to directors at September 30, 2019 and December 31, 2018, respectively. The amounts due at December 31, 2018 were paid in full in March 2019 with funds received under the Purchase Agreement.

Finder’s Agreement

On May 11, 2018, the Company entered into an agreement with Mount Royal Consultants (Mount Royal) to assist in finding prospective investors. Mount Royal would receive a finder’s fee of 7% for a connection with a company that resulted in a qualified investment consisting of equity securities or a fee of 3% for a connection with a company that resulted in a purchase of debt securities. On March 7, 2019, the Company closed a Purchase Agreement (Note 3) to a buyer for the purchase of gold produced from the Company’s mining property. This agreement was deemed to be subject to the finder’s fee and resulted in a payment to Mount Royal of $318,000, 3% of the $10,600,000 beneficially received by the Company in accordance with the terms of the Purchase Agreement. On November 1, 2019, an additional payment of 3% of the Tranche 2 payment received by the Company resulted in a payment of $48,000 to Mount Royal and a third payment of $42,000 was issued after receipt of the Tranche 3 payment on December 27, 2019. Future amounts to be received from investors could also be subject to this agreement. During the three and nine month periods ended September 30, 2019, the Company recognized nil and $318,000, respectively, as consulting expense relating to this agreement.

Stock Redeemable with Gold Proceeds

In 2012, the Company sold 130,000 shares of its common stock.  Under the terms of this offering, the shares could be redeemed for cash generated from the sale of gold. Each investor received the right to convert a minimum of one-half and up to all of his shares (on a pro rata basis) into the value of the number of ounces represented by the total investment, determined using a base price of $1,000 per ounce.  Due to the redemption feature of these shares, the shares were recorded as a liability and not as equity.

All investors opted to convert their shares for cash from 5% of the gold sales.  At December 31, 2018, the Company had a payable of $151,405 to investors for their portion of gold sales included in accounts payable. This balance was paid to the investors in March 2019 fully satisfying the terms of the original offering. Upon full satisfaction of the redemption provisions, the shares of common stock should have been returned to the Company. However, the Company allowed the investors to keep the shares. The Company recognized an expense of $63,094, which includes $52,000 for the fair value of the shares of common stock, as loss on settlement of redeemable stock during the quarter ended March 31, 2019.

Mining Leases

Annual claims fees are currently $155 per claim plus administrative fees.

NOTE 20 – SUBSEQUENT EVENTS

Amendment of Forward Gold Sales Contract (Purchase Agreement)

On October 31, 2019, the Company and PDK amended the Purchase Agreement and entered into the Amended Pre-Paid Forward Agreement (the “Amended Agreement”) to adjust the second and third tranches paid to the Company, to reduce the total number of ounces of gold subject to the Purchase Agreement, and to revise other provisions therein. The second tranche was reduced from $4,500,000 to $1,600,000, and the third tranche was reduced from $5,500,000 to $1,400,000. The second tranche was received on October 31, 2019 upon execution of the Amended Agreement and the third tranche was received on December 27, 2019, with funds to be dedicated in accordance with the revised budget furnished with the Amended Agreement. The amendment also reduced the total number of ounces of gold prepaid under the agreement from 73,910 to 47,045.

Under the terms of the Amended Agreement, the Company is obligated to deliver gold in the following quantities following prepayment of each tranche:

●	Beginning the 21st calendar month following the Initial Funding, 655 ounces of gold per month for each of the four calendar months thereafter, 670 ounces for each the 12 calendar months thereafter, 1,155 ounces for each of the 12 calendar months thereafter, and 1,512 ounces of gold for each of the 9 calendar months thereafter.

●	Beginning the 14th Calendar month following the Tranche 2 funding, 129 ounces of gold per month for each of the 37 calendar months thereafter.

●	Beginning the 13th Calendar month following the Tranche 3 funding, 112 ounces of gold per month for each of the 37 calendar months thereafter.

The Amended Agreement also alters the total amount that PDK may reduce the number of ounces of gold to be delivered under the Amended Agreement in exchange for common shares of the Company. Under the Amended Agreement, PDK may reduce the required number of ounces by up to 8,000 ounces in exchange for common shares of the Company.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Desert Hawk Gold Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Desert Hawk Gold Corp (the “Company”) as of December 31, 2018 and 2017, the related statements of operations, stockholders’ equity (deficit) and cash flows for each of the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has historical net losses from operations and negative cash flows from operations. At December 31, 2018, accumulated deficit is $5,674,925. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ DeCoria, Maichel & Teague, P.S.

DeCoria, Maichel & Teague, P.S.

We have served as the Company’s independent auditor since 2011.

Spokane, Washington

July 24, 2019

DESERT HAWK GOLD CORP

BALANCE SHEETS

	December 31,	December 31,
	2018	2017
ASSETS		Revised
CURRENT ASSETS
Cash	$8,716	$4,212
Inventories, current (Note 6)	1,193,341	371,778
Prepaid expenses and other current assets	40,475	102,251
Total Current Assets	1,242,532	478,241

INVENTORIES, non-current, (Note 6)	-	1,686,592
PROPERTY AND EQUIPMENT, net (Note 7)	3,415,707	3,621,436
MINERAL PROPERTIES AND INTERESTS, net (Note 8)	879,001	1,205,387
RECLAMATION BONDS (Note 5)	753,290	753,054

TOTAL ASSETS	$6,290,530	$7,744,710

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$652,895	$679,580
Accrued liabilities - officer and other wages (Notes 7 and 19)	922,039	709,577
Interest payable - related parties (Note 9 and 10)	463,993	317,436
Short-term notes payable - related parties (Note 10)	249,000	-
Convertible debt - related parties (Note 9)	1,350,000	1,278,000
Obligation under capital lease - related party (Note 11)	69,562	84,110
Notes payable - equipment, current portion (Note 12)	324,111	452,214
Note and interests payable - DMRJ (Note 13)	-	625,000
Total Current Liabilities	4,031,600	4,145,917

LONG-TERM LIABILITIES
Asset retirement obligation (Note 14)	792,747	1,046,621
Note and interest payable - DMRJ (Note 13)	-	24,464,670
Notes payable - equipment (Note 12)	-	16,817
	792,747	25,528,108

TOTAL LIABILITIES	4,824,347	29,674,025

COMMITMENTS AND CONTINGENCIES (Notes 8, 17, 18, 19 and 20)

STOCKHOLDERS’ EQUITY (DEFICIT) (Note 4)
Preferred Stock, $0.001 par value, 10,000,000 shares authorized
Series A:0 and 958,033 shares issued and outstanding, respectively	-	958
Series A-1: No shares issued and outstanding	-	-
Series A-2: 0 and 180,000 shares issued and outstanding, respectively	-	180
Series B: 0 and 444,530 shares issued and outstanding, respectively	-	444
Common stock, $0.001 par value, 100,000,000 shares authorized; 20,881,603 and 13,956,603 shares issued or to be issued and outstanding, respectively (Note 4)	20,753	13,828
Additional paid-in capital	7,120,355	9,143,418
Accumulated deficit	(5,674,925)	(31,088,143)
Total Stockholders’ Equity (Deficit)	1,466,183	(21,929,315)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$6,290,530	$7,744,710

The accompanying notes are an integral part of these financial statements.

DESERT HAWK GOLD CORP

STATEMENTS OF OPERATIONS

	Year Ended
	December 31,	December 31,
	2018	2017
		Revised
REVENUE
Concentrate sales	$248,344	$162,762

EXPENSES
General production costs	1,587,057	707,732
Exploration expense	3,146	1,300
Officers and directors fees	253,752	252,000
Legal and professional	129,135	71,349
General and administrative	685,925	241,744
Depreciation and amortization	421,228	430,934
	3,080,243	1,705,059

OPERATING LOSS	(2,831,899)	(1,542,297)

OTHER INCOME (EXPENSE)
Gain on extinguishment of DMRJ debt (Note 13)	24,916,561	-
Interest and other income	236	167
Interest and financing expense	(46,760)	(93,312)
Financing expense - related parties (Note 9)	(120,000)	-
Interest expense - related parties (Notes 9 and 10)	(151,749)	(145,691)
Interest expense - DMRJ (Note 13)	(421,891)	(2,295,508)
	24,176,397	(2,534,344)

INCOME (LOSS) BEFORE INCOME TAXES	21,344,498	(4,076,641)
INCOME TAXES	-	-

NET INCOME ( LOSS)	$21,344,498	$(4,076,641)
DEEMED CAPITAL CONTRIBUTION ON EXTINGUISHMENT OF PREFERRED STOCK (NOTE 13)	4,068,720	-
NET INCOME ( LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$25,413,218	$(4,076,641)

BASIC INCOME (LOSS) PER SHARE	$1.32	$(0.30)
DILUTED INCOME (LOSS) PER SHARE	$1.12	$(0.30)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-BASIC	19,196,808	13,682,082
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-DILUTED	22,654,411	13,682,082

The accompanying notes are an integral part of these financial statements.

DESERT HAWK GOLD CORP

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

					Additional	Accumulated	Total Stockholders’
	Preferred Stock		Common Stock		Paid-in	Deficit	Equity
	Shares	Amount	Shares	Amount	Capital	(Revised)	(Deficit)

Balance, December 31, 2016	1,582,563	$1,582	13,656,603	$13,528	$9,131,718	$(27,011,502)	$(17,864,674)

Common stock issued in connection with extension of convertible debt (Note 4)	-	-	300,000	300	11,700	-	12,000

Net loss	-	-	-	-	-	(4,076,641)	(4,076,641)

Balance, December 31, 2017	1,582,563	1,582	13,956,603	13,828	9,143,418	(31,088,143)	(21,929,315)

Stock based compensation (Note 18)	-	-	-	-	456,000	-	456,000

Common stock issued for cash at $.40 per share	-	-	2,125,000	2,125	847,875	-	850,000

Extinguishment of preferred stock (Note 13)	(1,582,563)	(1,582)	-	-	(4,067,138)	4,068,720	-

Common stock issued to convertible debtholders in connection with extinguishment of DMRJ debt (Note 13)	-	-	4,500,000	4,500	620,500	-	625,000

Common stock issued in connection with extension of convertible debt (Note 4)	-	-	300,000	300	119,700	-	120,000

Net income	-	-	-	-	-	21,344,498	21,344,498

Balance, December 31, 2018	-	$-	20,881,603	$20,753	$7,120,355	$(5,674,925)	$1,466,183

The accompanying notes are an integral part of these financial statements.

DESERT HAWK GOLD CORP

STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,	December 31,
	2018	2017
		Revised
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$21,344,498	$(4,076,641)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	421,228	430,934
Gain on extinguishment of DMRJ debt (Note 13)	(24,916,561)	-
Stock based compensation	456,000	-
Common stock issued for financing expense	120,000	12,000
Accretion of asset retirement obligation	80,468	72,512
Changes in operating assets and liabilities:
Inventories	865,029	(111,997)
Prepaid expenses and other current assets	61,776	30,496
Accounts payable and accrued expenses	96,795	(65,363)
Accrued liabilities - officer and other wages	212,462	213,769
Interest payable - related parties	146,557	124,594
Interest payable - DMRJ	451,891	2,295,508
Net cash (used) by operating activities	(659,857)	(1,074,188)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(73,868)	(30,676)
Additions to reclamation bonds	(236)	(300)
Net cash (used) by investing activities	(74,104)	(30,976)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	1,475,000	-
Proceeds from short-term notes payable - related parties	249,000	-
Proceeds from convertible debt - related parties	72,000	428,000
Payment on note payable - DMRJ	(625,000)	944,060
Payment of short term notes payable - related parties	-	(34,500)
Payment of notes payable - equipment	(417,987)	(798,063)
Payment of obligation under capital lease - related party	(14,548)	(88,065)
Net cash provided by financing activities	738,465	451,432

NET INCREASE (DECREASE) IN CASH	4,504	(653,732)
CASH, BEGINNING OF YEAR	4,212	657,944

CASH, END OF YEAR	$8,716	$4,212

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$46,760	$104,944
NONCASH INVESTING AND FINANCING ACTIVITIVES:
Equipment acquired with notes payable - equipment (Note 12)	$141,631	$-
Accounts payable settled with notes payable - equipment (Note 12)	$131,436	-
Extinguishment of preferred stock (Note 13)	$4,068,720	$-

The accompanying notes are an integral part of these financial statements.

Desert Hawk Gold Corp.

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Desert Hawk Gold Corp. (the “Company”), a Nevada Corporation, was incorporated on November 5, 1957. The Company commenced its current mining activities on May 1, 2009.

During the year ended December 31, 2009, the Company entered into Joint Venture Agreements with the Clifton Mining Company, the Woodman Mining Company and the Moeller Family Trust for the lease of certain of their property interests in the Gold Hill Mining District of Utah. In 2011, the Company entered into an agreement with DMRJ Group, (a Platinum Partners related entity), which allowed for long term funding of the Kiewit project and helped to provide cash flow for operations during the period from 2009 until 2014 while the permitting process was ongoing. The final permit needed to begin development of the Kiewit property was received in January 2014 and development began in February 2014. Construction at the site was substantially complete at September 30, 2014. Revenue from the heap leach operation began in October 2014 with the first sales of gold concentrate. Production commenced and revenues of approximately $7,200,000 from sales of gold and other metals concentrate have been received through December 31, 2018.

Ongoing undercapitalization has continued to hamper the Company’s ability to operate. Due to lack of funding, the Company has been temporarily shut down since third quarter of 2017. Subsequent to year end, on March 7, 2019, the Company successfully finalized a lending agreement with PDK Utah Holdings, LLC that enabled production to resume in 2019. See Note 20.

On March 8, 2018, the Company successfully finalized an agreement with the trustees of DMRJ Group (“DMRJ”) which eliminated the note and interest payable balance of $25,541,561 due to DMRJ in exchange for $625,000. In addition, all outstanding shares of preferred stock held by DMRJ were retired and cancelled. See Notes 4 and 13.

NOTE 2 – REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR IMMATERIAL MISSTATEMENTS

In November 2018, the Company determined inventory was overstated since the beginning of production in 2014 based on an error in estimating the gold ounces contained in the ore on the leach pad. The valuation of inventory requires management to develop estimates of recoverable gold on the leach pad. Factors considered in this estimate include quantities of material placed on the leach pad (measured tons added to the leach pad), the grade of material placed on the leach pad (based on assay data), and an estimated recovery percentage (based on ore type). The miscalculation was primarily due to usage of an incorrect bench height measurement which resulted in an overstatement of tonnage contained in the pit. The accumulated overstatement of inventory was $1,263,566 through December 31, 2017. In addition, as a result of the change in estimated gold ounces, amortization of mineral properties was also miscalculated because it is based on units of production. Mineral properties were understated by $90,712 at December 31, 2017.

Management assessed the materiality of the effect of the errors on the Company’s prior annual financial statements, both quantitatively and qualitatively, in accordance with the Securities and Exchange Commission’s (“SEC”) Staff Accounting Bulletin (“SAB”) No. 99, “Materiality” and SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” Management concluded the error was not material to any previously issued financial statements. Consequently, the Company will correct this error prospectively and revise its financial statements when the balance sheets, statements of operations and comprehensive income and cash flows for such prior periods are included in future filings (“the Revisions”). The Revisions have no net impact on revenue or net cash provided by operating activities as previously reported.

Desert Hawk Gold Corp.

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

The adjustments at December 31, 2017 to record the cumulative amounts related to this overstatement for prior periods through December 31, 2017 were:

	As of and for the year ended December 31, 2017
	As Previously Reported	Adjustment	As Revised
Balance Sheet
Inventories, current	$600,000	$(228,222)	$371,778
Total current assets	706,463	(228,222)	478,241
Inventories, non-current	2,721,936	(1,035,844)	1,686,592
Mineral properties	1,114,675	90,712	1,205,387
Total Assets	8,917,564	(1,172,854)	7,744,710

Accumulated deficit	(29,915,289)	(1,172,854)	(31,088,143)
Total shareholders’ equity	(20,756,461)	(1,172,854)	(21,929,315)
Total Liabilities and Shareholders’ equity	8,917,564	(1,172,854)	7,744,710

Statement of Operations
General production costs	591,725	(73,521)	518,204
Operating Loss	(1,426,290)	73,521	(1,352,769)
Net Income (Loss)	(3,960,634)	73,521	(3,887,113)

Basic and Diluted Income (loss) per share	(0.29)	(0.01)	(0.30)

Statement of Cash Flows
Net Income (Loss)	$(3,960,634)	$73,521	$(3,887,113)
Change in inventory	(228,004)	(73,521)	(301,525)
Cash flow from operating activities	(1,074,118)	-	(1,074,118)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting for Stock Options and Stock Awards Granted to Employees and Nonemployees

All transactions in which goods or services are received for the issuance of shares of the Company’s common stock or options to purchase shares of common stock are accounted for based on the fair value of the goods or services received or the fair value of the equity interest issued, whichever is more reliably measurable. The Company estimates the fair value of stock-based compensation using the Black-Scholes model, which requires the input of some subjective assumptions. These assumptions include estimating the length of time employees will retain their vested stock options before exercising them (“expected life”), the estimated volatility of the Company’s common stock price over the expected term (“volatility”), the risk-free interest rate and the dividend yield. Changes in the subjective assumptions can materially affect the estimate of the fair value of stock-based compensation.

Desert Hawk Gold Corp.

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Significant estimates used in preparing these financial statements include those assumed in estimating gold ounces in inventories, the recoverability of the cost of mining claims, asset retirement obligation, stock-based compensation, determination of the fair value of common stock issued, deferred tax assets and related valuation allowances. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to conform prior periods’ amounts to the current presentation. These reclassifications have no effect on the results of operations, stockholders’ deficit, and cash flows previously reported.

Cash and Cash Equivalents

The Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less when purchased to be cash equivalents.

Reclamation bonds

Reclamation bonds primarily represent bonds and are restricted primarily for reclamation funding which are carried at cost plus earned interest. Reclamation bonds are shown as a non-current asset and is included in the balance sheet. See Note 5.

Inventories

The recovery of gold from certain oxide ores is achieved through the heap leaching process. Under this method, mineralized material is placed on a leach pad where it is treated with a chemical solution, which dissolves the gold contained in the material. The resulting “pregnant” solution is further processed in a plant where gold is recovered. The Company records ore on leach pad, solution in carbon columns in process and gold concentrate, at average production cost per gold ounce, less provisions required to reduce inventory to net realizable value. Production costs include the cost of mineralized material processed; direct and indirect materials and consumables; direct labor; repairs and maintenance; utilities; amortization of property, equipment, and mineral properties; and mine administrative expenses. Revenue from the sale of silver is accounted for as by-product and is deducted from production costs. Costs are removed from ore on leach pads as ounces are recovered, based on the average cost per recoverable ounce of gold on the leach pad.

Estimates of recoverable gold on the leach pad are calculated from the quantities of material placed on the leach pad (measured tons added to the leach pad), the grade of material placed on the leach pad (based on assay data) and an estimated recovery percentage (based on ore type). The nature of the leaching process inherently limits the ability to precisely monitor inventory levels. As a result, actual gold ounces recovered are regularly monitored and estimates are refined based on actual results over time. As of December 31, 2018, the Company had a limited operating history and actual results only over a short period of time. Due to this, estimates of recoverable gold are based primarily on initial tests with only limited refinements.

Variations between actual and estimated quantities resulting from changes in assumptions and estimates that do not result in write-downs to net realizable value are accounted for on a prospective basis. The ultimate recovery of gold from a leach pad will not be known until the leaching process is concluded. The quantification of material inventory on the leach pad is based on estimates of the quantities of gold at each balance sheet date that the Company expects to recover during the next 12 to 18 months. See Notes 2 and 6.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts. Maintenance and repairs are expensed as incurred. Replacements and betterments that extend the useful life of the property and equipment are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts and any resulting gain or loss is reflected in results of operations. See Note 7.

Desert Hawk Gold Corp.

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

Mineral Properties and Leases

The Company capitalizes costs for acquiring mineral properties and ongoing mineral lease payments and expenses costs to maintain mineral rights. Upon reaching the production stage, the capitalized costs are amortized using the units-of-production method on the basis of periodic estimates of ore reserves. Mineral properties are periodically assessed for impairment of value, and any subsequent losses are charged to operations at the time of impairment. If a property is abandoned or sold, its capitalized costs are charged to operations. Mine property costs include the building of infrastructure of the processing facility including the heap leach pad and the carbon in column process plant along with water wells, roads and fencing. These costs are capitalized until ready for their intended use at which time they are amortized using the units of production method based on projected units of production which approximates the estimated life of the facility. Additionally, interest is capitalized to mine development until such assets are ready for their intended use. The Company does not have proven and probable reserves at this time. See Note 8.

Mineral Exploration and Development Costs

Until proven and probable reserves (as defined by SEC Guide 7) are established, all exploration expenditures are expensed as incurred. Once such reserves are established, expenditures to develop new mines, to define further mineralization in existing ore bodies, and to expand the capacity of operations, are capitalized and will be amortized on units of production basis over proven and probable reserves. Previously capitalized costs are expensed in the period the property is abandoned.

Impairment of Long-Lived Assets

The Company evaluates the carrying amounts of its long-lived assets for impairment whenever events and circumstances indicate the carrying value may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. Estimated undiscounted future net cash flows from each mineral property are calculated using estimated future production, three-year average metals prices, operating capital and costs, and reclamations costs. An impairment loss is recognized when the estimated discounted future cash flows expected to result from the use of an asset are less than the carrying amount of the asset. The Company’s estimates of future cash flows are subject to risks and uncertainties. It is reasonably possible that changes in estimates could occur which may affect the expected recoverability of the Company’s investments in mineral properties.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard to allow recognition of such an asset. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

When applicable, the Company will recognize a liability for unrecognized tax benefits. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. See Note 16.

Desert Hawk Gold Corp.

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

Earnings Per Share

Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of the Company.

	2018	2017
Net income (loss)	$21,344,498	$(4,076,641)
Deemed capital contribution on extinguishment of preferred stock	4,068,720	-
Net income (loss) available to common shareholders - basic	25,413,218	(4,150,162)
Interest expense on convertible notes payable - related parties	74,465	-
Net income (loss) available to common shareholders - diluted	$25,487,683	$(4,150,162)

Weighted average shares outstanding - basic	19,196,808	13,682,082
Dilutive shares – convertible notes payable – related parties	3,457,602	-
Weighted average shares outstanding - diluted	22,654,411	13,682,082

Basic income (loss) per share	$1.32	$(0.30)

Diluted income (loss) per share	$1.12	$(0.30)

At December 31, 2018, the common stock equivalents of 2,400,000 associated with the Company’s outstanding stock options were excluded from the calculation of diluted earnings per share because the options’ exercise price was not lower than the average share price during the year.

At December 31, 2017, common stock equivalents included 3,728,886 shares associated with convertible debt – related parties and 47,211,002 shares associated with convertible preferred stock. These were excluded from the calculation of diluted earnings per share because they were anti-dilutive.

Revenue Recognition

Sales of gold concentrate sold directly to customers are recorded as revenues and receivables upon completion of the performance obligations and transfer of control of the product to the customer. For concentrate sales, the performance obligation is met, the transaction price can be reasonably estimated, and revenue is recognized generally at the time of shipment at estimated forward prices for the anticipated month of settlement. Due to the time elapsed from shipment to the customer and the final settlement with the customer, prices at which sales of our concentrates will be settled are estimated. Previously recorded sales and accounts receivable are adjusted to the estimated settlement metals prices until final settlement by the customer.

Sales and accounts receivable for concentrate shipments are recorded net of charges by the customer for treatment, refining, smelting losses, and other charges negotiated with the customers. Charges are estimated upon shipment of concentrates based on contractual terms, and actual charges typically do not vary materially from estimates. See Note 15.

Reclamation and Remediation

The Company’s operations have been, and are subject to, standards for mine reclamation that have been established by various governmental agencies. The Company records the fair value of an asset retirement obligation as a liability in the period in which the Company incurs a legal obligation for the retirement of tangible long-lived assets. A corresponding asset is also recorded and depreciated over the life of the asset. After the initial measurement of the asset retirement obligation, the liability is adjusted when there are changes in the estimated future cash flows due to change in estimated costs or change in time until reclamation will commence. Determination of any amounts recognized is based upon numerous estimates and assumptions, including future retirement costs, future inflation rates and the credit-adjusted risk-free interest rates. Such assumptions are based on the Company’s current mining plan and the best available information for making such estimates. See Note 14.

For non-operating properties, the Company accrues costs associated with environmental remediation obligations when it is probable that such costs will be incurred and they are reasonably estimable. Such costs are based on management’s estimate of amounts expected to be incurred when the remediation work is performed.

Financial Instruments

The Company’s financial instruments include cash and cash equivalents as well as various notes payable. All instruments are accounted for on a historical cost basis, which, due to the short maturity and interest rates of these financial instruments, approximates fair value at December 31, 2018 and December 31, 2017.

Desert Hawk Gold Corp.

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

Fair Value Measurements

The Company discloses the following information for each class of assets and liabilities that are measured at fair value:

1.	the fair value measurement;
2.	the level within the fair value hierarchy in which the fair value measurements in their entirety fall, segregating fair value measurements using quoted prices in active markets for identical assets or liabilities (Level 1), significant other observable inputs (Level 2), and significant unobservable inputs (Level 3);
3.	for fair value measurements using significant unobservable inputs (Level 3), a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following:
a.	total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earnings are reported in the statement of operations;
b.	the amount of these gains or losses attributable to the change in unrealized gains or losses relating to those assets or liabilities still held at the reporting period date and a description of where those unrealized gains or losses are reported;
c.	purchases, sales, issuances, and settlements (net); and
d.	transfers into and/or out of Level 3.
4.	the amount of the total gains or losses for the period included in earnings that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date and a description of where those unrealized gains or losses are reported in the statement of operations; and
5.	in annual periods only, the valuation technique(s) used to measure fair value and a discussion of changes in valuation techniques, if any, during the period.

At December 31, 2018 and December 31, 2017, the Company has no assets nor liabilities that require measurement at fair value on a recurring basis.

Going Concern

As shown in the accompanying financial statements, the Company had an accumulated deficit of $5,674,925 through December 31, 2018 and negative working capital of $2,789,068 which raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Although production has restarted in 2019, it has not yet reached optimum levels. The timing and amount of capital requirements will depend on a number of factors, including demand for products, metals market pricing, and the availability of opportunities for expansion through affiliations and other business relationships. Although management has procured funding through a lender (Note 20) they intend to continue to seek new capital from equity securities issuances to provide funds needed to increase liquidity, fund internal growth, and fully implement its business plan.

If the going concern assumption were not appropriate for these financial statements, then adjustments would be necessary to the carrying values of the assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

New Accounting Pronouncements

Accounting Standards Updates Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09 Revenue Recognition, replacing guidance previously codified in Subtopic 605-10 Revenue Recognition-Overall. The new ASU establishes a five step principles-based framework in an effort to significantly enhance comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets. In August 2015, the FASB issued ASU No. 2015-14 Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date. ASU No. 2015-14 deferred the effective date of ASU No. 2014-09 until annual and interim reporting periods beginning after December 15, 2017. The Company adopted ASU No. 2014-09 as of January 1, 2018 using the modified-retrospective transition approach.

The Company performed an assessment of the impact of implementation of ASU No. 2014-09, and concluded it does not change the timing of revenue recognition or amounts of revenue recognized compared to how it recognized revenue under previous policies. Revenues involve a very small number of types of contracts and customers. In addition, revenue contracts do not involve multiple types of performance obligations.

Desert Hawk Gold Corp.

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

Concentrate sales involve variable consideration as they are subject to changes in metals prices between the time of shipment and their final settlement. However, the Company is able to reasonably estimate the transaction price for the concentrate sales at the time of shipment using forward prices for the month of settlement, and values are adjusted each period until final settlement. Also, it is unlikely a significant reversal of revenue for any one concentrate lot will occur.

Adoption of ASU No. 2014-09 involves additional disclosures, where applicable, concerning (i) contracts with customers, (ii) significant judgments and changes in judgments in determining the timing of satisfaction of performance obligations and the transaction price, and (iii) assets recognized for costs to obtain or fulfill contracts. See Note 15 for information on our sales of products.

In August 2016, the FASB issued ASU No. 2016-15 Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The update provides guidance on classification of cash receipts and payments related to eight specific issues. The update is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years, with early adoption permitted. We adopted this update as of January 1, 2018 and there were no material impacts on our financial statements.

In November 2016, the FASB issued ASU No. 2016-18 Statement of Cash Flows (Topic 230): Restricted Cash. The update requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. The update is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years, with early adoption permitted. We adopted this update as of January 1, 2018, and there were no material impacts on our financial statements.

In January 2017, the FASB issued ASU No. 2017-01 Business Combinations (Topic 805): Clarifying the Definition of a Business. The update clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. We adopted this update as of January 1, 2018. We will apply the applicable provisions of the update to any future acquisitions.

Accounting Standards Updates to Become Effective in Future Periods

In February 2016, the FASB issued ASU No. 2016-02 Leases (Topic 842). The update modifies the classification criteria and requires lessees to recognize the assets and liabilities on the balance sheet for most leases. The update is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. Upon implementation of the new guidance, we will be required to recognize a liability and right-of-use asset for our operating leases. We have elected the transition option to apply the new guidance at the effective date without adjusting comparative periods presented. Our operating leases, which will be impacted upon adoption, are not significant and we anticipate no material impact upon adoption on January 1, 2019.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 4 - CAPITAL STOCK

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock. All shares have equal voting rights and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

2018 Activity

The Company sold 4,500,000 shares of common stock to the convertible debt holders for $625,000 in cash and several concessions as to the convertibility, due dates and default provisions on their outstanding debt. See Note 9. The Company also sold 2,125,000 shares of its common stock at $.40 per share for cash proceeds of $850,000.

The Company failed to repay the related parties’ convertible debt in full on the November 30, 2018 maturity date. See Note 9. Under the terms of the debt agreements, the Company issued 300,000 shares of common stock to the note holders. The shares were valued at $0.40 per share ($120,000) which was determined by management to be the fair value of a share of common stock based upon sales of common stock shares in 2018. The issuance was accounted for as financing expense.

Desert Hawk Gold Corp.

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

2017 Activity

The Company failed to repay the related parties’ convertible debt in full on the November 30, 2017 maturity date. See Note 9. Under the terms of debt agreements, the Company issued a total of 300,000 shares of common stock to the note holders and these shares have been recorded as of November 30, 2017. This issuance was valued at an estimated $0.04 per share ($12,000) which was determined by management to be the fair value of a share of common stock based upon a third-party valuation performed in 2014. The issuance was accounted for as financing expense.

Common stock redeemable with gold proceeds

An equity financing was initiated in September 2012 for the sale of up to 1,150,000 shares of the Company’s common stock. This offering closed December 31, 2012 with proceeds of $130,000 raised through sales of 130,000 shares of the Company’s common stock. Under the terms of this offering, the shares could be redeemed for cash generated from the sale of gold for a period of 12 months after commencement of operations at the Kiewit project. Proceeds from 5% of the gold produced during the first year of production were to be allocated to fund this option. Each investor received the right to convert a minimum of one-half and up to all of his shares (on a pro rata basis) into the value of the number of ounces represented by the total investment, determined using a base price of $1,000 per ounce. Due to the redemption feature of these shares, management has concluded that the shares should be recorded as a liability and not as equity.

Once sales of concentrate began in 2014, all investors in this equity financing opted to convert their shares for cash from 5% of the gold sales. Based on the sales price of gold sold during the conversion period, $151,406 in gold proceeds was due to be paid to investors at December 31, 2016 which is included in accounts payable and accrued expenses at December 31, 2017 and 2018. Payments of these funds due to investors were not made as of December 31, 2018 and the shares were not cancelled. As a condition of the financing agreement settled on March 7, 2019, settlement was made to the four investors. Because of the extended time from investment to payment, each shareholder was paid an amount equal to $1,250 per share purchased and was also allowed to retain stock shares purchased as part of this financing.

Preferred Stock

The Company’s Articles of Incorporation authorized 10,000,000 shares of $0.001 par value Preferred Stock available for issuance with such rights and preferences, including liquidation, dividend, conversion, and voting rights, as the Board of Directors may determine.

At December 31, 2017, DMRJ Group beneficially owned 77% of the Company on a fully diluted basis. On March 8, 2018, the Company finalized an agreement with the trustees of DMRJ, who owned all of the Series A, A-2 and Series B outstanding preferred stock. This agreement discharged all of the debt owed by the Company to DMRJ and its related affiliates and returned all of the shares of preferred stock to the Company in exchange for $625,000. The Company then cancelled all of the preferred shares of stock. As a result, DMRJ relinquished all ownership in the Company. See Note 13.

NOTE 5 – RECLAMATION BONDS

At December 31, 2018 and 2017, the Company has a surety bond of $674,000 in an escrow account with the bonding company for reclamation of its property. This escrowed amount is held at Bank of New York, Mellon for the Company’s benefit. It may not be released to the Company without the prior consent of the surety bondholder. The escrowed amount does not earn interest. Total reclamation bonds posted at December 31, 2018 and 2017 are $753,290 and $753,054, respectively, which consists of the above escrowed amount along with certificate of deposits held with the state of Utah for the remaining bonds on the property, including exploration bonds.

NOTE 6 – INVENTORIES

The following table provides the components of inventories:

	December 31,
	2018	2017 (Revised)
Ore on leach pad	$1,193,341	$2,058,370
Less: current portion	(1,193,341)	(371,778)
Non-current inventories	$-	$1,686,592

Desert Hawk Gold Corp.

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

Inventories at December 31, 2017 are allocated between current and non-current based on estimated expected sales for the subsequent fiscal year. All inventory at December 31, 2018 is expected to be sold during 2019. Thus the entire balance is classified as current. Inventories at December 31, 2018 and December 31, 2017 and was valued at net realizable value because costs were greater than the market price for gold at both year-end dates.

NOTE 7 - PROPERTY AND EQUIPMENT

The following is a summary of property, equipment, and accumulated depreciation at December 31, 2018 and December 31, 2017:

	December 31,
	2018	2017
Equipment	$3,093,690	$2,919,165
Furniture and fixtures	6,981	6,981
Electronic and computerized equipment	52,874	52,874
Vehicles	108,089	67,115
	3,261,634	3,046,135
Less accumulated depreciation	(1,856,149)	(1,434,921)
	1,405,485	1,611,214

Kiewit property improvements	2,497,436	2,497,436
Less accumulated amortization	(487,214)	(487,214)
	2,010,222	2,010,222

Total	$3,415,707	$3,621,436

NOTE 8 – MINERAL PROPERTIES AND INTERESTS

Mineral properties and interests as of December 31, 2018 and December 31, 2017 are as follows:

	December 31,
	2018	2017
Initial lease fee
Kiewit, Cactus Mill and all other sites	$600,000	$600,000
	600,000	600,000
Asset retirement costs
Kiewit Site	452,193	789,026
Kiewit Exploration	11,126	10,780
Cactus Mill	26,234	16,133
	489,553	815,939
	1,089,553	1,415,939
Accumulated amortization	(210,552)	(210,552)
Total	$879,001	$1,205,387

The Company holds operating interests within the Gold Hill Mining District in Tooele County, Utah, consisting of 247 unpatented claims, including the unpatented mill site claim, and two Utah state mineral leases located on state trust lands. Annual claims fees are currently $155 per claim plus administrative fees. As part of the Pre-paid Forward Gold Purchase Agreement finalized in March 2019, the number of claims held was reduced to a total of 76 claims. See Note 20.

In 2009, the Company entered into a Joint Venture Agreement with the Clifton Mining Company and the Woodman Mining Company for the lease of their property interests in the Gold Hill Mining District of Utah. Under the terms of the Joint Venture Agreement, the Company is required to pay a 4% net smelter royalty on base metals in all other areas except for production from the Kiewit gold property and a net smelter royalty on gold and silver, except for production from the Kiewit gold property, based on a sliding scale of between 2% and 15% based on the price of gold or silver, as applicable. The Company is also required to pay a 6% net smelter return on any production from the Kiewit gold property. Royalty expense of $13,424 and $9,785 was recognized during the years ended December 31, 2018 and 2017. Amortization expense is based on units of production resulting in no amortization in the year ended December 31, 2018 due to the lack of production. Amortization expense of $18,193 was recognized during the year ended December 31, 2017.

Desert Hawk Gold Corp.

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

On August 24, 2018, a letter of default on the Clifton Shears properties was received by the Company with a 30-day period for curing the default.

As part of the Pre-paid Forward Gold Purchase Agreement finalized in March 2019, these royalties were bought out by the Company from Clifton Mining Company and two other minority royalty holders. During first quarter of 2019, the Company and Clifton Mining Company entered into a Second Amended and Restated Lease Agreement (the “Amended Lease”). Under the terms of this Amended Lease, the Company relinquished its leasehold interest in all but 10 of the patented mining claims, for which it retained only the surface rights, and 66 of the unpatented lode mining claims previously held by the Company. See Note 20.

NOTE 9 –CONVERTIBLE NOTES - RELATED PARTIES

2009 Convertible Notes:

On November 18, 2009, the Company issued convertible promissory notes to two of its minority shareholders, for a total of $600,000. The notes bore interest at 15% per annum. Interest-only was payable in equal monthly installments of $7,500. The notes were convertible at a rate of $0.70 per share.

The Company failed to repay the notes in full on the November 30, 2012 through the 2018 maturity dates, so the Company was required to issue an additional 300,000 shares of common stock to these debt holders in each of those years. In 2014, 2015, 2016, and 2017, the annual issuance of shares of common stock was valued at an estimated $0.04 (total $12,000) each and was accounted for as financing expense. In 2018, the issuance of shares of common stock was valued at $.40 per share based on the cash price of common stock sales during 2018. The due date of the note was extended each year and has now been extended to May 31, 2019. Interest has not been paid since November 2014. Per the terms of the notes, interest on these notes is not convertible to common stock.

On February 28, 2018, the notes were amended changing the interest rate from 15% to 10% effective March 1, 2018 and allowing for accrued interest to be payable in full on May 31, 2019. The amendment further waived the default provision in the notes for past due interest. In addition, as part of the agreement, the convertible feature of the notes was removed.

2016 Convertible Notes:

On October 14, 2016, the Company issued additional convertible promissory notes to the convertible debt holders for a total of $250,000. The notes bore interest at 10% per annum and were due in full on September 30, 2018. The notes were convertible at a rate of $0.25 per share. These notes were amended in February 2018 to extend the due date of the notes and the accrued interest to May 31, 2019. Interest on these notes is convertible to common stock.

2017 Convertible Notes:

On August 7, 2017, the convertible debt holders agreed to fund up to an additional aggregate of $500,000 under terms similar to existing convertible debt agreements. At December 31, 2017, $428,000 of these funds had been advanced. The remaining $72,000 was advanced in 2018 with the final advance on February 9, 2018. On February 28, 2018, these notes were amended to postpone the maturity date and interest payment date to May 31, 2019.

Accrued interest payable to related parties on the above convertible notes payable was $456,750 and $317,436 at December 31, 2018 and December 31, 2017, respectively. Interest expense recognized on these loans was $139,314 and 124,594 during the years ended December 31, 2018 and 2017, respectively. These loans were paid in full, including accrued interest, on March 7, 2019. See Note 20.

NOTE 10 – SHORT-TERM NOTES PAYABLE – RELATED PARTIES

During 2018, the Company entered into several short-term notes payable with the convertible debt holders (See Note 9) for a total of $201,000 and with the Company’s president for $48,000 for a total amount of $249,000. The notes bear interest at 10%, had a 2% loan initiation fee, and are due in full on March 31, 2019. Accrued interest payable to related parties on these notes at December 31, 2018 and December 31, 2017 was $7,243 and nil, respectively. Interest expense recognized on these notes was $7,243 and nil during the years ended December 31, 2018 and 2017, respectively. These short-term notes were repaid in full to the lenders, including 10% interest and a 2% loan initiation fee, in March 2019. See Note 20.

Desert Hawk Gold Corp.

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

NOTE 11 – OBLIGATION UNDER CAPITAL LEASE – RELATED PARTY

A capital lease was entered into on June 20, 2016 with RMH Overhead, LLC for mining and crushing equipment, some of which had been previously owned by the Company. RMH Overhead, LLC is an entity owned by the Company’s president, Rick Havenstrite. For the years ended December 31, 2018 and 2017, equipment includes assets under capital lease amounting to $185,618 and $185,618, respectively. The equipment is being amortized over the estimated useful life of the equipment. Accumulated amortization at December 31, 2018 and 2017 was $66,292 and $39,775. At December 31, 2018, the estimated future minimum lease payments under the capital lease was $72,000 of which $2,438 is implied interest. The initial lease term was for 24 months, which expired June 20, 2018. The eight future minimum lease payments of $9,000 each plus financing costs were overdue at December 31, 2018. These lease payments were paid in full, including accrued interest and late fees, in March 2019. See Note 20.

NOTE 12 – NOTES PAYABLE – EQUIPMENT

The following is a summary of the equipment notes payable:

	December 31, 2018	December 31, 2017
Note payable to Komatsu Financial, collateralized by a Komatsu Telehandler lift, due in 48 monthly installments of $2,441 including interest at 4.99%.	$27,192	$47,154

Note payable to CAT Financial, collateralized by crushing equipment, due in 7 monthly installments of $39,000, beginning in May 2018, including interest at 4.0%.	145,067	-0-

Note payable to CAT Financial, collateralized by used mining equipment due in 36 monthly installments of varying amounts including interest at 4.68%.	117,002	266,675

Note payable to Komatsu Financial, collateralized by a Komatsu D275 dozer, due in monthly installments of $11,674 including interest at 2.99%.	34,851	149,687

Note payable to Star Capital, LLC, collateralized by a 2009 Multiquip generator, due in 24 monthly installments of $1,412, beginning in March 2016, including interest at 11.4%.	-0-	5,515

	$324,111	$469,031
Current portion	(324,111)	(452,214)
Long term portion	$-0-	$16,817

In November 2016, five pieces of mining equipment financed by CAT Financial were repossessed by CAT. The note payable due to CAT at the time of disposition was $960,585. The loss on impairment of equipment in the amount of $147,214 was recognized in the 2016. On July 31, 2017, a new agreement was made with Wheeler Machinery and CAT Financial for the return of four pieces of this equipment to the Company. The equipment temporarily remained in the possession of Wheeler Machinery and a new payment schedule was established. In May 2018, a note for the remaining payments due for $273,067 was formalized. Of this amount, $141,631 represented the value of the equipment and the remaining amount of $131,436 was to settle accounts payable for past due rent. The equipment was refurbished and returned to the site in 2019.

All of the above notes were paid in full in March 2019 as part of funding from a Pre-paid Forward Gold Purchase Agreement. See Note 20.

Desert Hawk Gold Corp.

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

NOTE 13 – NOTE PAYABLE – DMRJ

In July 2010, the Company entered into an Investment Agreement with DMRJ. The Agreement had been modified numerous times and operated under the Fourteenth Amendment to the Investment Agreement dated December 22, 2016. The Amendments provided for extensions of payment dates, increased funding capacity and other modifications to the debt agreement. At December 31, 2017, DMRJ beneficially owned approximately 77% of the Company (on a fully-diluted basis) with Series A, A-2 and B preferred stock shares convertible to 47,211,002 shares of common stock (See Note 4).

The total due to DMRJ at December 31, 2018 and December 31, 2017 is as follows:

	December 31,	December 31,
	2018	2017

Principal	$-	$15,554,552
Interest payable	-	9,535,118
	$-	$25,089,670

2018 Activity

In the third quarter of 2016, control of the management of DMRJ was given to court appointed trustees of the two major funds of Platinum Partners. On March 8, 2018, the Company finalized an agreement with the trustees to discharge all of the amounts owed by the Company to DMRJ and to extinguish all of DMRJ’s shares of the Company’s preferred stock in exchange for $625,000. On the date of the agreement, the principal balance of the note was $15,554,552 and accrued interest payable was $9,987,009 for a total balance due of $25,541,561. As a result of the transaction, the Company recognized a gain on extinguishment of debt of $24,916,561.

All of the preferred stock of the Company that had been issued to DMRJ in prior years was extinguished. The preferred stock was originally recorded for a total value $4,068,720. As a result of the extinguishment, the Company adjusted accumulated deficit for the value of the preferred stock. This amount is considered a capital contribution and has been added to net income attributable to common stockholders in the calculation of earnings per share for the year ended December 31, 2018.

After the above transactions, DMRJ is no longer a shareholder (beneficially or otherwise) of the Company.

The existing convertible debt holders funded the $625,000 and modifications to their existing convertible note terms were made in exchange for 4,500,000 shares of the Company’s common stock. See Notes 4 and 9.

NOTE 14 – ASSET RETIREMENT OBLIGATION

Changes in the asset retirement obligation for the years ended December 31, 2018 and 2017 are as follows:

	2018	2017
Asset retirement obligation, beginning of year	$1,046,621	$974,109
Changes to estimated costs and timing to reclaim	(334,342)	-
Accretion expense	80,468	72,512
Asset retirement obligation, end of year	$792,747	$1,046,621

In the fourth quarter of 2018, the Company updated the asset retirement obligation to reflect a plan for reclamation and closure of the mine at the end of its life having estimated undiscounted costs of approximately $1,369,115, an increase of $30,586 from the $1,338,529 in the previous plan. However, the asset retirement asset and obligation decreased by $334,342 as a result of a change in the estimated timing of costs and the impact of discounting the costs to present value. The estimated reclamation costs were discounted using credit adjusted, risk-free interest rate of 10% from the time we incurred the obligation to the time we expect to pay the retirement obligation.

Desert Hawk Gold Corp.

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

NOTE 15 – REVENUE RECOGNITION

Our product consists of an unrefined gold concentrate, which is then refined offsite to become doré, which in 2018 was all sold to H & H Metals Corp. who then traded it to Asahi Refining USA, Inc. (Asahi), a precious metal refinery. In 2017, we sold all of our gold concentrate directly to Asahi. Subsequent to December 31, 2018, we discontinued our agreement with H & H Metals Corp. and plan to sell directly to Asahi. See Note 20. Revenue is recognized upon the completion of the performance obligations and transfer of control of the product to the customer, and the transaction price can be determined or reasonably estimated.

Sales and accounts receivable for sales are recorded net of charges for treatment and other charges which represent components of the transaction price. Charges are estimated by us upon transfer of risk based on contractual terms, and actual charges typically do not vary materially from our estimates. Revenue from the sale of metals may be subject to adjustment upon final settlement of estimated metal prices, weights and assays, and are recorded as adjustments to revenue in the period of final settlement of prices, weights and assays; such adjustments are typically not material in relation to the initial invoice amounts. Costs charged by the refiner include fixed treatment, refining and costs per ton of concentrate and may include penalty charges for other metal content above a negotiated baseline as well as excessive moisture.

We have determined the performance obligation is met and title is transferred when the Company delivers the concentrate to the customer because, at that time, (i) legal title is transferred to the customer, (ii) the customer has accepted the concentrate lot and obtained the ability to realize all of the benefits from the product, (iii) the concentrate content specifications are known, have been communicated to the customer, and the customer has the significant risks and rewards of ownership to it, and (iv) we have the right to payment for the concentrate. The performance obligation is met, the transaction price is known, and revenue is recognized at the time of transfer of control of the agreed-upon metal quantities to the customer.

Sales of products by metal for the years ended December 31, 2018 and 2017 were as follows:

	December 31, 2018	December 31, 2017
Gold	$248,344	$162,762
Silver (by-product)	3,060	4,860
Less: Smelter and refining charges	(21,432)	(5,038)
Total	$229,972	$162,584

At December 31, 2018 and 2017, we did not have a gold sales receivable balance.

NOTE 16 – INCOME TAXES

There was no income tax provision (benefit) for the years ended December 31, 2018 and 2017. The components of the Company’s net deferred tax assets are as follows:

	2018	2017
Deferred tax asset:
Net operating loss carryforward	$952,000	$5,531,000
Property and equipment	37,000	37,000
Exploration costs	85,000	113,000
Stock based compensation	96,000	-
Financing costs	23,000	1,000
Asset retirement obligation	42,000	27,000
Total deferred tax assets	1,235,000	5,709,000
Valuation allowance	(1,235,000)	(5,709,000)
Net deferred tax assets	$-	$-

Desert Hawk Gold Corp.

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax assets, a valuation allowance equal to 100% of the deferred tax assets has been recorded at December 31, 2018 and 2017.

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (the “Act”) resulting in significant modifications to existing law. The Company did not incur any net income tax benefit or provision for the year ended December 31, 2018 as a result of the changes to tax laws and tax rates under the Act. The Company’s net deferred tax asset was reduced by approximately $3.8 million during the year ended December 31, 2018, which consisted primarily of the re-measurement of federal deferred tax assets from 35% to 21%.

A reconciliation between the statutory federal income tax rate and the Company’s tax benefit (provision) is as follow:

	December 31, 2018		December 31, 2017
Amount computed using the statutory rate	$4,482,000	(21%)	$(1,387,000)	(35%)
Other	(8,000)	-	-	-
Impact of change in statutory tax rate	-	-	3,805,000	96%
Change in valuation allowance	(4,474,000)	21%	(2,418,000)	(61%)
Total income tax provision (benefit)	$-	-%	$-	-%

At December 31, 2018, the Company had a federal net operating loss carry forward of approximately $4.5 million which expires in 2037.

During the years ended December 31, 2018 and 2017, there were no material uncertain tax positions taken by the Company. It is not anticipated that unrecognized tax benefits would significantly increase or decrease within 12 months of the reporting date. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at December 31, 2018 and 2017. The Company’s federal income tax returns for fiscal years 2014 through 2018 remain open and subject to examination.

NOTE 17 – RELATED PARTY TRANSACTIONS

In addition to transactions disclosed in Note 9, 10, 11 and 13, the Company had the following related party transactions.

The Company recognized rent expense for rental of office space of $12,000 each for the years ended December 31, 2018 and 2017, respectively, paid to RMH Overhead, LLC, a company owned by Rick Havenstrite, the Company’s President and CEO. Of the amounts recognized as expense, RMH Overhead, LLC was paid $10,000 and $12,000 during the years ended December 31, 2018 and 2017, respectively, leaving a total of $18,750 and $16,750 remaining in accounts payable at December 31, 2018 and 2017, respectively, including amounts from prior years. The accounts payable was paid in full in March 2019.

As of December 31, 2018 and 2017, accrued compensation of $922,039 and $709,577 was due to directors and officers. Of the amounts accrued at December 31, 2018 and December 31, 2017, accrued compensation of $593,232 and $491,693 is due to Rick Havenstrite and $234,807 and $173,884 is due to Marianne Havenstrite, Treasurer and Principal Financial Officer, respectively. In addition, $94,000 and $44,000 was due to other directors and employees at December 31, 2018 and December 31, 2017, respectively. The amount due at December 31, 2018 was paid in full in March 2019.

NOTE 18 – STOCK-BASED COMPENSATION

The Company has reserved 2,400,000 shares under its 2018 Stock Incentive Plan (the “Plan”). The Plan was adopted by the board of directors on March 28, 2018, retroactive to February 23, 2018, as a vehicle for the recruitment and retention of qualified employees, officers, directors, consultants, and other service providers. The Plan is administered by the Board of Directors. The Company may issue, to eligible persons, restricted common stock, incentive and non-statutory options, stock appreciation rights and restricted stock units. The terms and conditions of awards under the Plan will be determined by the Board of Directors.

Desert Hawk Gold Corp.

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

On February 23, 2018, the Board approved the grant of an aggregate of 2,400,000 non-statutory options under the 2018 Plan exercisable at $0.40 per share which expire February 23, 2023 in the amounts and to the following:

●	Rick Havenstrite, President and CEO – 1,000,000 options
●	Howard Crosby, Director – 1,000,000 options
●	John Ryan, Director – 200,000 options
●	Linde Havenstrite, Project Engineer – 200,000 options

The options were fully vested on the date of grant. The fair value of each option award is estimated using the Black-Scholes valuation model. Assumptions used in calculating the fair value during the year ended December 31, 2018 were as follows:

Weighted Average Inputs Used

Annual dividend yield	-
Expected life (years)	5.0
Risk-free interest rate	2.54%
Expected volatility based on comparable peers	51.2%
Common stock price based on most recent sale of common stock for cash	$0.40

Stock based compensation cost for the year ended December 31, 2018 was $456,000, which was included in general and administrative expenses. Option activity for the year ended December 31, 2018 consists of the following:

	Stock Options	Weighted Average Exercise Price	Weighted Average Life Remaining (years)

Outstanding, December 31, 2017	-	-	-
Issued	2,400,000	$0.40	4.2
Exercised	-0-	-	-
Expired	-0-	-
Outstanding and exercisable, December 31, 2018	2,400,000	$0.40	4.2

No options were issued prior to the year ended December 31, 2018. The options have intrinsic value of nil at December 31, 2018.

NOTE 19 – COMMITMENTS AND CONTINGENCIES

In addition to commitments disclosed in Notes 8, 9, 10, 11, 12 and 13, the Company had the following commitments and contingencies.

Personal property tax and other accrued liabilities

Personal property tax for Tooele County, Utah is billed and becomes due on November 30 of each year. At December 31, 2018, $25,693 was due for 2018, $26,894 was due for 2017, and $82,100 was due for 2016, including interest and penalties, for a total of $134,687 due to Tooele County at December 31, 2018. At December 31, 2018 this amount remains unpaid and is included in Accounts payable and accrued expenses on the balance sheet. These amounts were paid in full in March 2019.

Proceeds of $130,000 were raised in 2012 from the sale of stock, with shares redeemable for cash generated from the sale of gold. Based on gold prices during the conversion period in 2014, conversion amounts due to shareholders is $151,406. At December 31, 2018 and 2017, this amount remains unpaid and is included in accounts payable and accrued expenses on the balance sheet. Settlement of these amounts was made in full in June 2019.

Desert Hawk Gold Corp.

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

Employment agreements

In September 2010, the Company entered into an employment agreement with Mr. Havenstrite as President of the Company, which is ongoing. The agreement requires Mr. Havenstrite to meet certain time requirements and limits the number of other board member obligations in which he can participate. The agreement allows for a base annual salary of $120,000 plus certain performance compensation upon fulfillment of established goals. The agreement allows the Board to terminate Mr. Havenstrite’s employment at any time, providing for a severance payment upon termination without cause. This agreement was amended in 2019 to allow for a rate increase for Mr. Havenstrite to an annual rate of $144,000. The Board also agreed in 2019 to compensate it’s directors for their contributions to the management of the Company, with one director receiving $5,000 per month and the other two directors receiving $5,000 per quarter.

Finder’s Agreement

On May 11, 2018, the Company agreed to an agreement with Mount Royal Consultants (Mount Royal) to assist in finding prospective investors. Mount Royal would receive a finder’s fee of 7% for a connection with a company that resulted in a qualified investment consisting of equity securities or a fee of 3% for a connection with a company that resulted in a purchase of debt securities. On March 8, 2019, the Company closed a Pre-paid Forward Gold Purchase Agreement (the “Purchase Agreement”) to a buyer for the purchase of gold produced from the Company’s mining property. This investment was considered to be a debt agreement and resulted in a payment to Mount Royal of $318,000, 3% of the $10,600,000 beneficially received by the Company from PDK Utah Holdings, LLC in 2019. Future amounts to be received from PDK Utah Holdings, LLC would also be subject to this agreement.

NOTE 20 – SUBSEQUENT EVENTS

Mining Leases

During first quarter of 2019, the Company and Clifton Mining Company entered into a Second Amended and Restated Lease Agreement (the “Amended Lease”). Under the terms of the Amended Lease, the Company relinquished its leasehold interest in all but 10 of the patented mining claims, for which it retained only the surface rights, and 66 of the unpatented lode mining claims previously held by the Company. The mining claims retained by the Company represent the Kiewit area of interest. The Amended Lease term is 20 years and for so long thereafter as the mining claims are being actively used by the Company for commercial mining purposes.

Under the terms of the Amended Lease the Company acquired and cancelled Clifton’s 5% royalty interest from production on the Kiewit project. The Company also acquired from third parties and cancelled the remaining 1% outstanding royalty interest thereon, for which the Company paid each party $50,000.

As consideration for entering into the Amended Lease, the Company paid Clifton $3,000,000 and issued 5,500,000 shares of its common stock. In addition, the Company and Clifton entered into a Registration Rights Agreement to register for resale the shares issued to Clifton which requires the Company to register the shares within 18 months following the Initial Funding (see below). In the event the Company does not register the shares within the 18-month period, the Company is obligated to pay Clifton a royalty equal to 2.5% of the net smelter returns from the minerals generated from the Company’s mining claims.

Gold Sale Funding Transaction

During the first quarter of 2019, the Company closed a Pre-paid Forward Gold Purchase Agreement (the “Purchase Agreement”) to a buyer for the purchase of gold produced from the Company’s mining property. Under the terms of the Purchase Agreement, the buyer has agreed to purchase 73,910 ounces of gold from the Company in three tranches, with prepayment of the initial tranche in the amount of $11,200,000 having been made upon execution of the Purchase Agreement (the “Initial Funding”), $4,500,000 for Tranche 2 to occur at least six months following the Initial Funding date, and $5,500,000 for Tranche 3 to occur at least 10 months following the Initial Funding date, provided that all conditions precedent for funding Tranches 2 and 3 are met. From the initial funds, the Company paid an upfront fee of $600,000 to buyer for expenses incurred in connection with the transaction. Under the terms of the Purchase Agreement the Company is obligated to deliver gold in the following quantities following prepayment of each tranche:

●	Beginning the 21st calendar month following the Initial Funding, 655 ounces of gold per month for each of the four calendar months thereafter, 670 ounces for each the 12 calendar months thereafter, and 1,155 ounces for each of the 24 calendar months thereafter.

Desert Hawk Gold Corp.

Notes to Financial Statements

Years Ended December 31, 2018 and 2017

●	Beginning the 15th Calendar month following the Tranche 2 funding, 50 ounces of gold per month for each of the four calendar months thereafter, 220 ounces for each the 12 calendar months thereafter, 370 ounces for each of the 24 months thereafter, and 600 ounces for each of the six calendar months thereafter.

●	Beginning the 15th Calendar month following the Tranche 3 funding, 90 ounces of gold per month for each of the 12 calendar months thereafter, 270 ounces for each the 24 calendar months thereafter, 1,025 ounces for each of the six calendar months thereafter, and 1,625 ounces for each of the four calendar months thereafter.

If during the term of the Purchase Agreement, the gold spot price falls below $1,134 per ounce, the buyer may require the Company to sell an additional 10 ounces of gold to the buyer for each scheduled delivery month thereafter at a discounted amount as determined by the Purchase Agreement.

As security for the obligations of the Company under the Purchase Agreement, the Company has granted the buyer a security interest in all of the assets of the Company and has issued and recorded a Leasehold Deed of Trust, Assignment of Leases, Rents, As Extracted Collateral and Contracts, Security Agreement and Fixture Filing.

Concurrent with the Initial Funding, the Company granted a perpetual royalty to the buyer equal to 4% of the net smelter returns payable on all minerals mined, produced, or otherwise recovered from the Company’s mining properties, for which the buyer paid $2,200,000 to the Company.

Consultant Settlement Agreement

During the first quarter of 2019, the Company terminated a consulting agreement and paid $600,000 to the consultant, with an agreement to pay an additional $200,000 within 18 months, and further agreed to pay $36,000 as a payment against the final shipment of ore by the Company. In addition, the Company issued 250,000 shares of its common stock to the consultant. A principal of the consulting company was also appointed a director of the Company.

Repayment of Notes

During the first quarter of 2019, the Company repaid convertible promissory notes and short-term notes payable to two of its minority shareholders in the amount of $2,103,289 including interest and fees. In addition, all of the notes payable – equipment and the leased equipment liability note were paid in full.

Claim Acquisition

The Company entered into an agreement dated March 26, 2019 with Ben Julian, LLC for an option to purchase 64 claims adjacent to the Kiewit property for a purchase price of $500,000. On June 13, 2019, an agreement between the Company, Clifton Mining Company and Ben Julian, LLC was signed in which the purchase option was exercised. The Company acquired 20 claims and Clifton Mining Company acquired the remaining 44 claims at a cost of $250,000 to each company.

[OUTSIDE BACK COVER]

Desert Hawk Gold Corp.

[A Nevada Corporation]

6,060,824 Shares

Common Stock

PROSPECTUS

Desert Hawk Gold Corp.

1290 Holcomb Ave.

Reno, NV 89502

Telephone (775) 337-8057

_______________, 2020

Until                            , 2020, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the Common Stock, other than underwriting discounts and commissions. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission - Registration Fee	$315
State filing Fees	$2,500
Edgarizing Costs	$5,000
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$20,000
Miscellaneous	$5,000
Total	$42,815

None of the expenses of the offering will be paid by the Selling Stockholders.

Item 14. Indemnification of Directors and Officers

Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful. Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding. In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements. In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification. Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

Article IX of our Amended and Restated Articles of Incorporation and Article VIII of our Amended and Restated Bylaws provide that the corporation shall indemnify its directors, officers, and agents to the full extent permitted by the laws of the State of Nevada. Our employment agreements with Rick Havenstrite, our President and CEO, also provides for mandatory indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the past three years the registrant has sold the following securities which were not registered under the Securities Act:

Under the terms of the Second Amended and Restated Lease Agreement dated February 7, 2019, with Clifton Mining Company (“Clifton”), on or about March 7, 2019, we issued 5,500,000 shares of common stock to Clifton as partial consideration for entering into the amended lease agreement. Also, on or about March 7, 2019, we issued 250,000 shares to H&H Metals Corp. (“H&H”) for termination of a five-year agency agreement entered into on March 29, 2018. The shares issued to Clifton and H&H were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. At the time of the sale of the shares, the Company reasonably believed that each purchaser was an “accredited investor” as defined in Rule 501(a) of Regulation D. No underwriting discounts or commissions were paid in connection with the transactions.

During the past three-year period we issued 300,000 shares each to West C Street LLC and Iberhouse LLC to satisfy penalty requirements under the loan documents with these entities. These shares were issued pursuant to Rule 506(b) of Regulation D promulgated by the SEC under the Act. Management reasonably believed that at the time of issuance each investor was an “accredited investor” as defined in Rule 501(a) of Regulation D. No underwriting discounts or commissions were paid in connection with the transaction.

From March through June 2018 we sold 2,125,000 shares of our common stock at $0.40 per share for gross proceeds of $850,000. These shares were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and Section 4(a)(2) thereof, and Rule 506(c) promulgated thereunder, as a transaction by an issuer not involving any public offering. At the time of the sale of the shares, we reasonably believed that each purchaser was an “accredited investor” as defined in Regulation D. No underwriting discounts or commissions were paid in connection with the sales.

On March 8, 2018, we issued 2,250,000 shares to each of Ibearhouse and West C Street in exchange for $312,500 from each of the investors. This transaction also included concessions on their notes with the Company. Sales of these shares were made pursuant to Rule 506(b) of Regulation D promulgated by the SEC under the Act. Management reasonably believed that at the time of sale each investor was an “accredited investor” as defined in Rule 501(a) of Regulation D. No selling commissions or other remuneration was paid in connection with the sales of these securities.

Effective February 23, 2018, our Board approved and adopted the 2018 Stock Incentive Plan (the “2018 Plan”) pursuant to which 2,400,000 shares of the Company’s Common Stock were authorized. On February 23, 2018, the Board approved the grant of an aggregate of 2,400,000 options under the 2018 Plan exercisable at $0.40 per share which terminate February 23, 2023 in the amounts and to the following:

●	Rick Havenstrite – 1,000,000 options;

●	Howard Crosby – 1,000,000 options;

●	John Ryan – 200,000 options; and

●	Linde Havenstrite – 200,000 options.

The issuances of these securities were made pursuant to Rule 701 under the Act.

Item 16. Exhibits and Financial Statement Schedules

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Amended and Restated Articles of Incorporation filed March 1, 2010	S-1	333-169701	3.1	9/30/10
3.2	Amended and Restated Bylaws dated May 3, 2011	8-K	333-169701	3.2	5/9/11
5.1	Opinion re Legality of Shares					X
10.1	Pre-paid Forward Gold Purchase Agreement dated March 7, 2019 (confidential information has been redacted)	10-K	333-169701	10.1	7/30/19
10.2	Leasehold Deed of Trust dated March 7, 2019	10-K	333-169701	10.2	7/30/19
10.3	Second Amended and Restated Lease Agreement effective March 7, 2019	10-K	333-169701	10.3	7/30/19
10.4	Registration Rights Agreement effective March 7, 2019	10-K	333-169701	10.4	7/30/19
10.5	Conveyance of Net Smelter Returns Royalty Interest effective March 7, 2019	10-Q	333-169701	99.1	2/3/20
10.6	Agency Agreement dated March 29, 2018, with H&H Metals Corp.	8-K	333-169701	99.6	3/13/19
10.7	Termination Agreement dated January 16, 2019, with H&H Metals Corp.	8-K	333-169701	99.7	3/13/19
10.8	Employment Agreement dated September 1, 2010, with Rick Havenstrite*	S-1	333-169701	10.15	9/30/10
10.9	Amendment No. 1 dated effective May 1, 2019 to the Employment Agreement with Rick Havenstrite*	8-K	333-169701	99.1	7/22/19
10.10	Rental Agreement effective October 1, 2009, with RMH Overhead, LLC	S-1A	333-169701	10.19	11/12/10
10.11	Assignment and Assumption Agreement dated February 13, 2018	10-K	333-169701	10.11	7/30/19
10.12	Equipment Lease Agreement dated June 20, 2016 with RMH Overhead, LLC	10-K	333-169701	10.36	6/29/18
10.13	Ben Julian LLC Option Agreement dated March 26, 2019	10-K	333-169701	10.13	7/30/19
10.14	Letter Agreement dated June 7, 2019, with Clifton Mining Company	10-K	333-169701	10.14	7/30/19
10.15	Amendment No.1 to the Pre-Paid Forward Gold Purchase Agreement dated October 31, 2019 (confidential information has been redacted)					X
23.1	Consent of DeCoria, Maichel & Teague, P.S., independent registered public accounting firm					X
23.2	Consent of Attorney (included in Exhibit 5.1)					--

*Management contract, or compensatory plan or arrangement, required to be filed as an exhibit.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any material or changed information with respect to the plan of distribution not previously disclosed in the registration statement or a material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned in the city of Reno, Nevada, on February 12, 2020.

DESERT HAWK GOLD CORP.

Date: February 12, 2020	By:	/s/ Rick Havenstrite
Rick Havenstrite, Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

NAME	TITLE	DATE

/s/ Howard Crosby	Director and Chairman	February 12, 2020
Howard Crosby

/s/ Rick Havenstrite	Director, President, and CEO	February 12, 2020
Rick Havenstrite	(Principal Executive Officer)

/s/ John P. Ryan	Director	February 12, 2020
John P. Ryan

/s/ Phillip H. Holme	Director	February 12, 2020
Phillip H. Holme

/s/ Marianne Havenstrite	Treasurer	February 12, 2020
Marianne Havenstrite	(Principle Financial and Accounting Officer)